February 26, 2019

To Our Fellow Shareholders:

2018 was an extraordinary year for JBG SMITH. Our successful pursuit of the (now only) Amazon HQ2 opportunity deservedly holds first place among our accomplishments for the year. Amazon’s expected growth of 37,850 high-paying technology jobs combined with over $1.8 billion of infrastructure and education spending represent a dramatic turning point for National Landing. Approximately 43% of our total holdings are located within a ½ mile of HQ2, including 6.9 million square feet of our Future Development Pipeline, and we own approximately 71% of the office market in National Landing - making Amazon’s HQ2 decision transformational for our company. All of these holdings will accommodate a considerable amount of additional office and multifamily demand and further our significant repositioning of the submarket, which formally commenced in December with the groundbreaking of our Central District Retail project. We believe that Amazon’s presence, combined with the recently enacted infrastructure and education spending that accompanies its move, will change the center of gravity of the entire Washington Metro market in the years to come, and we are fortunate and energized to be in the middle of it.

While no other single achievement came close to the importance or impact of Amazon’s selection of National Landing for its HQ2, 2018 was also a year in which we exceeded all of our other stated targets, including our capital recycling objectives, leasing goals, development milestones, and balance sheet and liquidity targets. As we have articulated at every turn, our primary focus is to maximize long-term net asset value (NAV) per share. This objective is our “True North” and drives every leasing, operations, development, acquisition and disposition decision we make. Because distinct segments of our market present substantial downside risk while others offer attractive upside, our pursuit of long-term NAV growth takes many forms, some of which sit on opposite ends of the risk-taking spectrum. Where we see elevated asset pricing, potential excess supply, and limited prospects for future growth, we are aggressively selling assets and entering into blend-and-extend transactions on certain office leases. Conversely, where we see strong growth drivers and attractive long-term fundamentals, we continue to invest in development and value creation. This is especially true for multifamily opportunities in emerging amenity-rich DC submarkets and for virtually all asset types in National Landing. While many of these initiatives come at the expense of short-term income, collectively they set the stage for higher long-term NAV and income growth with lower capital expense burdens and risk.

Over the next four years we plan to invest over $880 million in our development pipeline, including nine assets currently under construction and 1900 Crystal Drive, which, although not yet fully entitled, is expected to commence construction within a year. With these identified development investments and the stabilization of our operating

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portfolio, we expect to generate approximately $550 million of annualized NOI by the fourth quarter of 2024. Assuming we execute these developments as planned, but before accounting for any additional capital recycling activities, we expect to achieve stabilized leverage levels in the mid 6x’s with interim peak levels in the low 8x’s at the front end of this period. In addition, we continue to capitalize on today’s attractive selling environment where we can achieve or exceed NAV pricing, and we have identified opportunities to generate over $400 million of capital through potential additional asset sales and recapitalizations. These efforts could enable us to create additional investment capacity and reduce our leverage levels even further, a worthwhile goal given current market conditions.

As we head further offshore and deeper into the real estate cycle, it is important to remember that Washington, DC is a market with proven resilience to recessions. In each of the last three national recessions, Washington, DC Metro area employment shrank by only 2.1% on average while other gateway cities shrank by an average of 4.9%. Likewise, Amazon’s entry into the market doesn’t just give our region a technology growth engine; it also helps bolster our historic recession-resilience. In the last downturn, Amazon saw growth in both sales and profits. Since then, its business has diversified and grown, including cloud computing and the addition of a grocery business - all historically recession resilient sectors. We believe that our focused investment in high-growth, infill locations with a heavy concentration around HQ2 in National Landing positions JBG SMITH to enjoy the best of all worlds in today’s investment climate - upside through exposure to the fast-growing technology sector and continued urban infill migration against the backdrop of the historic recession resilience of the overall DC Metro market.

Washington, DC Market Update

Local Economy
The DC region ended 2018 with trailing 12-month job growth of 54,000 jobs, 35% greater than our long-term historical average of about 40,000 jobs. The government shutdown had little impact on the overall fundamentals of the region or our local real estate market. This is likely a reflection on the partial nature of the shutdown, which did not impact defense, as well as our region’s increasingly diverse economy. The greatest federal risk factors in the DC market this year are likely to be the debt ceiling debate in March, and the next budget debate in September. While the federal government still makes up approximately 10.9% of our local economy, down from 12.7% in 2011 following the stimulus, federal employment has continued to decline, ending 2018 with approximately 3,600 fewer federal jobs than the year prior, and 20,500 fewer federal workers than at its 10-year peak in 2011. Over time, and with the powerful Amazon catalyst likely to spur additional technology sector growth, we expect the region’s economy to continue to diversify away from the federal government as an anchor demand driver.

Office
According to JLL, the office market finished 2018 on a high note with over 2.4 million square feet of absorption - the highest level of new demand in the DC metro market since 2010, and greater than the total of the past three years combined according to JLL. 40% of this demand, totaling over 1 million square feet, was attributable to Northern Virginia, in part due to defense and cyber security leasing which continued to grow, unimpeded by the partial government shutdown.

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Despite the positive absorption headline, the region’s recovery remains uneven, characterized by pockets of opportunity and risk. The Commodity A sector in DC continues to struggle. With approximately 5.2 million square feet of Trophy office space under construction (approximately 60% of which is pre-leased) Commodity A landlords will likely continue to see tenants upgrade to new Trophy buildings, and we could see market vacancies for Commodity A space grow from 15% today to over 20% according to one JLL estimate. It is likely that Commodity A rents will decline as a result, narrowing the gap with Class B rents and putting pressure on that segment, which until now, has maintained a sub-8% vacancy rate and healthy rent performance for the past two years. Having worked hard to stay ahead of this trend, we successfully reduced our total square footage of DC Commodity A exposure from 7.3% of our operating and under construction commercial portfolios to less than 3.3% over the course 2018. We have been aggressively reducing rollover risk and exposure across our entire office portfolio outside of National Landing through lease up and renewals. As a result, we have only approximately 24% of our leases outside of National Landing up for renewal over the next three years (end of 2021). Within National Landing we see an opportunity to capture meaningful upside in this same time period, as we pursue renewals or re-leasing in almost 34% of our leased space to drive increased rents and income across the submarket.

Multifamily
The multifamily market continued to perform well through 2018 with over 3% market rent growth in Class A product, according to CoStar. Our submarkets performed largely in line with the overall market, although we saw outperformance in DC proper, where rents in our portfolio grew at a rate of 3.2% for the year. This growth underscores the trends that improving neighborhoods and higher-quality assets are better positioned to capture infill demand from renters that continue to migrate toward close-in urban locations. These trends continue to drive growth at above inflationary levels even in the face of new supply. Although 2018 saw 9,200 units delivered, which was in-line with our long-term average, this number was lower than originally expected, which may bolster rents throughout the year in 2019. Looking ahead, the 2019 pipeline is estimated at approximately 8,700 units, and there are currently 8,800 units in the pipeline for delivery in 2020, although it is likely that some of those will be delayed into 2021. These levels are somewhat below most third-party projected demand forecasts, which could produce continued above inflationary rent growth for the region.

Investment Sales
Despite challenging supply and demand dynamics in the office market, private investor enthusiasm for the DC market in 2018 remained strong, with 32 sales and more than $4 billion in volume in DC alone, according to JLL data. Average cap rates were 5.1% for Commodity A buildings and 4.4% for Trophy assets, and the buyer pool remained largely foreign. The impact of Amazon’s HQ2 on office investment sales has yet to be felt as no office assets in National Landing have traded post-announcement. A few office assets on the periphery of the submarket are currently being marketed for sale and may provide some indication of investor sentiment in the coming months. Transwestern recently published an expectation of 5% annual office market rent growth in National Landing over the next five years, so cap rates may compress in light of an overall bullish outlook on rents.

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Investment sales activity in the multifamily sector was relatively muted through 2018 at just over $4 billion, down from $4.5 billion in 2017 and a peak of over $7 billion in 2015. This decline is largely due to a lack of investor demand relative to office - a phenomenon tied to the dearth of foreign capital in the multifamily market. As a result, 2018 saw several deals pulled from the market after pricing failed to meet seller expectations. If this trend continues, it could create more compelling acquisition opportunities in the months ahead, especially for some of our upcoming 1031-exchange needs. The opposite dynamic appears to be playing out in National Landing, which has seen very strong investor demand for an asset recently marketed for sale, the Meridian at Pentagon City. This 2001-era building (with no development rights) is rumored to be under contract at a mid-3% cap rate, which is approximately 150 basis points tighter than the most recent comparable trade in the submarket in 2018.

After four rate hikes in 2018, the Fed is signaling patience thus far in 2019. Many economists are anticipating no more than two rate hikes this year. In general, debt financing remains competitive with plenty of liquidity and no signs of a slowdown in the near term. Banks are continuing their aggressive streak as they compete with life companies and debt funds, keeping spreads and all-in rates in very attractive territory.

Capital Allocation

The long-term nature of our focus is critically important to our ability to compound meaningful NAV and stock price growth over time. While allocating capital away from high-risk assets with return-devouring capital needs produces less income in the near term, it enables investment in high growth assets that we expect will deliver higher income and value growth over the long term. If we are not selling an asset, then we are buying it, and in the current frothy office investment sales market, we are positioned to sell. We are pleased to have sold or recapitalized $875 million of assets in 2018, against a stated goal of $700 million, at pricing levels in excess of our estimated NAV. The assets were identified for sale because of their relatively low expected return potential, in our view, and their high tax basis, enabling better capital retention. These sales were executed at very attractive cap rates and even more attractive “economic” cap rates when factoring in go-forward capital needs. The assets sold generated $30 million of NOI in 2018 and, in the aggregate, we believe these assets would have required an additional $340 million of capital over the next five years, generating an average yield on total cost between 3.5%-4.0% over this time period and a stabilized 4.5%-5.0% yield on total cost. This 5-year stabilized yield is consistent with current market values indicating little to no upside at current market cap rates. By investing these proceeds into our development pipeline where we expect to earn an average yield of approximately 6.5%-7.0%, we believe we are building a far better and more secure return profile for investors without taxing our balance sheet.

Consistent with our approach to capital recycling, in the competitive DC office leasing market, we are focused on retaining tenants and avoiding the costly concessions associated with backfilling vacancy. We believe this approach produces a higher comparable return while better positioning assets for potential sale or recapitalization, and simultaneously de-risking them at a time of greater supply and cyclical downturn risk. As mentioned in prior quarters, the lease renewals we executed in 2017 and 2018 will reduce our NOI in 2019, primarily due to free rent associated with these early renewals. We are well positioned as a result of this strategy, having renewed leases

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across the portfolio with approximately 80% of our top 20 private sector tenants otherwise expected to roll by the end of 2021. In addition, in the approximately 18 months since our 2017 launch, we have reduced our exposure to known vacancies and leases expiring before 2022 in Commodity A space from approximately 434,000 square feet to approximately 138,000 square feet as of year-end 2018.

In National Landing, where we anticipate strong tenant demand and a more landlord-favored environment, we have generally been pursuing early renewals only where we can achieve full mark-to-market resets or sufficient mid-term rent bumps, and we are generally limiting tenants to shorter term renewals with little or no free rent and more limited concession packages.

We expect the reduction in 2019 NOI from these combined asset sales and blend-and-extend lease renewals executed in 2017 and 2018 to rebound in 2020, when several of our Under Construction assets deliver, concessions from the recent bulge of new and renewal leases burn off, and certain 1031-exchange transactions close.  Over the same time period, we also expect to see the impact of converting non-income producing land into income streams with no additional capital investment, as with our ground lease of 1700 M Street and the expected land sale to Amazon and subsequent 1031 exchanges.

Dispositions
As indicated previously, we were a net seller in 2018 with $875 million of asset sales and recapitalizations. The assets transacted comprise 1900 N Street, Summit I and II, the Bowen Building, Executive Tower, 1233 20th Street, the Investment Building, the out-of-service portion of Falkland Chase - North, The Warner Building, and Commerce Executive, which closed in early 2019. We executed these capital recycling efforts above our estimated NAV and in a tax-efficient manner that allowed us to retain most of the capital while significantly reducing our office exposure, with a specific emphasis on DC Commodity A space.

In addition, we sold a 99-year leasehold interest in 1700 M Street, activating a non-income producing asset, and delivering an increase of recurring and escalating annual Core FFO and Adjusted EBITDA of $14.7 million with no additional capital investment. The ground lease structure also gives us near perpetual optionality for a future 1031 exchange.

Finally, the expected sale of the Pen Place and Met 6, 7, and 8 land sites to Amazon is expected to generate $294 million of proceeds from non-income producing land that had been carried at a historical cost of approximately $163 million with an annual carrying cost of approximately $2.0 million. We intend to exchange these sales into income producing multifamily assets that we expect, at market values, to increase our NOI and Adjusted EBITDA by approximately $16 million or an approximate 10% yield on our historical cost with no additional capital investment. Over the long term, we expect our capital recycling efforts to further reduce our exposure to office and increase our exposure to multifamily in the emerging growth submarkets in which we are concentrated, and we expect to continue our aggressive approach to monetizing or activating non-income producing land assets.

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Assuming market conditions remain supportive, we will continue to seek capital recycling opportunities where we can source capital at or above our estimated NAV. In this regard, we are targeting generating approximately $400 million through asset sales and recapitalizations in 2019. In July of this year, certain assets contributed to JBG SMITH in the merger will have been held by us for the required holding period and become eligible for sale. Due to their high tax bases, which we retained in the merger, many of these assets are ideal sale candidates assuming they meet our pricing requirements. Having high basis assets is an unusual advantage among long-held portfolios and one that we intend to take advantage of to pursue higher growth opportunities where possible. For low-basis sale candidates, we plan to seek 1031 exchanges that would allow us to trade out of low-return assets into higher-yielding development opportunities or acquisitions with better long-term growth profiles. In the current environment, these are more likely to be multifamily assets. We are also focused on additional opportunities to turn land assets into income streams or retained capital with limited additional capital spend either via 1031 exchanges into income producing assets or through ground leases.

Acquisitions
As we have noted before, the acquisition environment remains competitive, and many asset classes, particularly downtown office, are priced aggressively. Consequently, we remain cautious, and we are currently net sellers. Where we see opportunities to trade out of higher risk assets with extensive capital needs or those outside of our geographic footprint, we will consider 1031 exchanges. As part of the expected sale of Pen Place and Met 6, 7, and 8 to Amazon, the timeline of closing preserves flexibility to facilitate exchange opportunities. Earlier this month, we entered into a contract to purchase a stabilized multifamily asset in DC, which will be identified as a replacement property in a 1031 exchange opportunity for Met 6, 7, and 8 when the expected closing occurs later this year. Assuming it closes, we expect this acquisition to generate approximately $7.5 million of annualized NOI. We expect Pen Place to close in 2020, and we will seek a 1031 exchange shortly thereafter.

Development
We continue to make progress advancing the entitlement and design of opportunities in our Future Development Pipeline. Our strategy with non-income producing assets is to advance them to shovel-ready condition to maximize optionality associated with sale, recapitalization or internal funding when our balance sheet and market conditions favor new development. In the current climate we expect multifamily development opportunities to remain attractive, particularly in light of potentially declining supply levels, especially in National Landing and other emerging growth submarkets with strong demand drivers. In these locations, we expect to be active developers in the face of new demand for multifamily and office space from tenants that seek to co-locate with Amazon. Local economists have predicted that Amazon’s initial 25,000 jobs are expected to lead to follow-on demand ranging from 44,000-125,000 additional jobs, and we are extremely well positioned to capture this type of demand. In addition, we are ideally suited to satisfy any future Amazon demand that may arise beyond its currently stated needs.

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Amazon HQ2 at National Landing
In November, Amazon selected National Landing in Arlington, Virginia as the location of its second headquarters. Amazon expects to initially invest $2.5 billion in the submarket to house its first 25,000 employees. The key terms of the proposed Amazon HQ2 transaction include:

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Leases for approximately 537,000 square feet of existing office space at 241 18th Street S. (approximately 88,000 square feet), 1800 South Bell Street (full building lease for approximately 191,000 square feet), and 1770 Crystal Drive (full building lease for approximately 258,000 square feet), with approximately $95 million of incremental JBG SMITH investment, expected to generate a combined net effective rent of approximately $35 per square foot.

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Sale of Met 6, 7, and 8 and Pen Place land in our Future Development Pipeline with Estimated Potential Development Density of up to 4.1 million square feet for $294 million or approximately $72 per square foot.

•	Closing timed to facilitate potential 1031 exchanges of the proceeds from the land sales.

•	JBG SMITH to be retained as developer, property manager, and exclusive retail leasing agent for Amazon in National Landing.

Earlier this month, the Commonwealth of Virginia enacted the Amazon incentives bill, which provides tax incentives to Amazon as it creates up to 37,850 full-time jobs with average salaries of $150,000 or higher in National Landing. As part of the incentive package, we expect $1.8 billion of infrastructure and education investments led by state and local governments, including:

•	Two new Metro entrances (Crystal Drive and Potomac Yard).

•	Pedestrian bridge to Reagan National Airport immediately adjacent to JBG SMITH holdings.

•	New commuter rail hub (VRE) with station entrance located in between two JBG SMITH office assets.

•	Lowering of elevated sections of Route 1 that currently divide parts of National Landing to create better multimodal access and walkability.

•	Approximately $500 million of funding for a National Landing innovation campus anchored by Virginia Tech.

•	Approximately $425 million of education investments from George Mason University and the Commonwealth of Virginia.

In addition to commencing work on the approximately 537,000 square feet of office space expected to be leased by Amazon, we have started design and pre-development for the first approximately 2.0 million square feet (Mets 6, 7, and 8) of Amazon’s initially planned 4.1 million square feet for HQ2, which based on Amazon’s current timeline, is expected to commence construction within the next year. In addition, we are working diligently on finalizing the entitlements for the remaining 2.1 million square feet (Pen Place).

Financial and Operating Metrics

For the year ended December 31, 2018 we reported net income of $39.9 million and Core FFO of $206.2 million or $1.73 per share. We saw a same store NOI decrease of (1.1%), and we ended the year at 91.2% leased and 87.7% occupied. For second generation leases, the rental rate mark-to-market was (6.6%), which is in-line with our

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long-term average expectation of (5%). Over the past few quarters, we renewed several leases early to retain tenants in what we expect will continue to be a competitive market. While these blend-and-extend lease renewals include free rent, impacting near term NOI and same store NOI growth, we believe signing these deals is an excellent defensive leasing strategy given the alternative of downtime and re-leasing costs that would otherwise be associated with replacing these tenants. These extensions de-risk assets at a time of increasing supply and cyclical downturn risk, as well as increase the potential for sale or recapitalization on a more attractive basis. As the free rent in these leases burns off, and our Under Construction assets deliver, we expect our NOI to grow and surpass 2018 levels by the second half of 2020.

Operating Portfolio

Consistent with our focus on long-term value creation, we took several steps in 2018 to improve the risk profile and long-term income potential of our commercial operating portfolio, including:

•	Increasing our leased percentage from 89.8% at year-end 2017 to 91.2% at year-end 2018.

•	Executing 1.9 million square feet (at share) of commercial and retail leases across our portfolio.

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Executing renewals and early blend-and-extend leases for 1.1 million square feet (at share) for in-place office tenants to de-risk our portfolio and better position certain assets for sale or recapitalization.

•	Disposing of or recapitalizing approximately $875 million of low-growth assets with substantial capital needs at pricing levels in excess of our estimated NAV.

•	Reducing our total square footage of Commodity A office exposure from 7.3% of our operating and under construction commercial portfolios to less than 3.3%.

For the three months ended December 31, 2018, our 11.3 million square foot operating commercial portfolio (at share) generated $262 million of annualized NOI and was 89.6% leased and 85.5% occupied. We completed 42 office lease transactions in our operating office portfolio totaling over 741,000 square feet (at share), including 545,000 square feet of new leases and 196,000 square feet of renewals. For second-generation leases, the rental rate mark-to-market was (7.3%). This mark-down is within a range that is consistent with our long-term average (5%) mark-to-market assumption and is primarily the result of blend-and-extend renewals in our operating commercial portfolio.

As mentioned in prior quarters, the lease renewals we executed in 2017 and 2018 will reduce our NOI in 2019, primarily due to free rent associated with these early renewals. As a reflection of our aggressive approach to de-risking our portfolio, we have renewed leases with almost 80% of the private sector tenants in our top 20 tenant list that, prior to these renewals, were set to expire between 2018 and 2021. We believe this strategy will ultimately achieve superior economic outcomes while establishing a defensive position in the face of increasing Trophy supply and downturn risk. We expect the temporary NOI decline associated with these tactical defensive moves to reverse in 2020 as concessions burn off.

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Our same store NOI decreased (7.4%) across our operating portfolio during the fourth quarter. As noted in prior quarters, our positive same store NOI growth earlier this year was primarily a result of the burn off of rental abatements and assumed lease liability obligations in our office portfolio, as well as higher rental revenue from lease commencements. As expected, we saw that trend reverse in the fourth quarter, as rental abatements from leases signed in 2017 and 2018 took effect. In addition, the delayed timing of tenant improvement expenditures for Arlington County’s lease increased Courthouse Plaza’s ground lease expense in the fourth quarter by $2.3 million, which accounted for over a third of this reduction in same store NOI.

Looking forward, while we have assumed a defensive posture in DC, we are more offensively positioned in National Landing. We expect meaningful gains in income and asset values over time and have already seen the market respond favorably to this expectation in the form of increased tours and tenant outreach. It is still very early, but we are expecting improved performance, especially in the coming years as Amazon ramps up beyond its initial occupancy in the middle of this year. As part of our full court press, we have rolled out a significant marketing and outreach program to tenants and tenant brokers in our market, and to out-of-market tenants that have historically co-located with Amazon in other tech markets. Amazon’s growth will be gradual, and leasing is a long lead time business, but we are encouraged by the market’s early reaction to HQ2.

In our operating multifamily portfolio, our leased percentage was 95.7% at year-end 2017 and 95.7% at year-end 2018, and our occupied percentage increased from 93.8% at year-end 2017 to 93.9% at year-end 2018. In addition, our concentration in multifamily assets (based on square footage) increased from 23% at year-end 2017 to 26% at year-end 2018, with an expected proportion of 31% when accounting for our Under Construction assets and planned capital recycling activities. Our operating multifamily portfolio, comprising approximately 4,531 units (at share), generated $80 million of annualized NOI and ended the fourth quarter at 95.7% leased, down from 96.1% leased in the third quarter. While this decline reflects expected and typical seasonal demand trends, we nonetheless saw particularly strong performance at several assets including, Fort Totten Square, The Alaire, and 1221 Van Street, a recently delivered multifamily asset in the Ballpark/Southeast submarket. As of the fourth quarter, the multifamily portion of 1221 Van Street was 82.5% leased, and the retail portion was 93.1% leased to several high-end, amenity-based retailers. As Amazon ramps up in National Landing, we anticipate increased demand for our multifamily units in a number of proximate and “close commute” submarkets, and we expect to see income growth track accordingly.

Development Portfolio

We delivered three new assets - 1221 Van Street, CEB Tower at Central Place and Stonebridge at Potomac Town Center - Phase II - all ahead of schedule and below budget, which together represented 31% of the total project costs for our Under Construction and Near Term Development assets at the time of our 2017 merger. In total, our Under Construction portfolio comprises approximately 927,000 square feet of office, of which 77.4% is pre-leased including Amazon’s expected lease at 1770 Crystal Drive, and 1,298 multifamily units. These nine assets represent $1.2 billion of total investment, have a weighted average stabilization date of the second quarter of 2021, and are

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expected to produce $74.2 million of NOI. In addition to our Under Construction assets, our Future Development Pipeline consists of 19.6 million square feet of development opportunities, of which 11.0 million square feet or approximately 56.2% is located in National Landing. These numbers include the initially planned 4.1 million square feet that we expect to develop on behalf of Amazon, which when excluded, would result in 44.7% of our Future Development Pipeline being located in National Landing.

Under Construction
During the fourth quarter, we commenced construction on 1770 Crystal Drive and Central District Retail in National Landing, bringing our total assets Under Construction to nine. The remaining estimated incremental investment associated with these nine assets is approximately $519 million. These assets have a weighted average estimated completion date of the second quarter of 2020 and a weighted average estimated stabilization date of the second quarter of 2021. At market land values, the projected NOI yield based on estimated total project cost for these assets is 6.7%. The yield shown in our fourth quarter supplemental is lower due to pre-merger design costs and undepreciated improvements not related to the currently planned developments at 1770 Crystal Drive and Central District Retail. Based on projected stabilized NOI (at share), our Under Construction portfolio is 51% multifamily and 49% commercial. The commercial assets represent approximately 927,000 square feet (at share), of which 77.4% is pre-leased, including Amazon’s expected lease at 1770 Crystal Drive, up 13.5% from the prior quarter.

Near Term Development
We do not have any assets in the Near Term Development Pipeline as of year-end. As a reminder, the definition of this category is such that we only place assets into our Near Term Development Pipeline when they have substantially completed the entitlement process and we intend to commence construction within 18 months, subject to market conditions. Based on our current plans, we expect 1900 Crystal Drive to be placed into Near Term Development by the end of this year. We are in the process of finalizing approvals for the project and demolishing the existing out-of-service office building. While our initial zoning application for this site calls for multifamily development, it may be developed as either multifamily or office depending upon market conditions and potential tenant demand. We will not make a final determination of use until we are closer to construction commencement later this year.

Future Development Pipeline
Our Future Development Pipeline comprises 19.6 million square feet (at share), with an estimated total investment of approximately $36 per square foot. At year end, approximately 56.2% of this pipeline was in National Landing, 17.7% was in Reston, 1.2% was in Other VA, 17.7% was in DC, 6.5% was in Silver Spring, and 0.7% was in Greater Rockville. During the fourth quarter, we closed on our option to purchase Potomac Yard Land Bay H for approximately $19 per square foot. This land is located directly across the street from the planned $1 billion Virginia Tech Innovation Campus and has estimated potential development density of 1.2 million square feet. We view our Future Development Pipeline as a substantial source of value that can be unlocked through new development, land sales, and/or ground leases, and we will aggressively continue to explore attractive opportunities to harvest value from land sites as part of our capital recycling and development efforts.

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Third-Party Asset Management and Real Estate Services Business

Revenue from our third-party asset management and real estate services business was $14.3 million in the fourth quarter, primarily driven by $5.6 million in property management fees and $3.5 million in asset management fees. The portion of the total fees associated with the JBG Legacy Funds was $5.5 million. The JBG Legacy Funds continued to dispose of assets in accordance with their underlying business plans. We expect Amazon to pay third-party fees to JBG SMITH for development, construction management, retail leasing, and property management services at rates that are in-line with our other third-party management fees. We expect these fees to offset the reduction in fees from the wind down of the JBG Legacy Fund business over the next 3-6 years.

Balance Sheet

As of December 31, 2018, we had $261 million of cash ($274 million of cash at share) and $1.1 billion available on our $1.4 billion credit facility. Our Net Debt/Annualized Adjusted EBITDA was 6.5x, and our Net Debt/Total Enterprise Value was 31.0% using our share price at December 31, 2018. As a reminder, our leverage metrics do not reflect the stabilized NOI from our Under Construction assets, but they do include all of the debt incurred through year-end 2018 to develop those assets. We started 2018 with a Net Debt/Annualized Adjusted EBITDA of 7.1x and a Net Debt/Total Enterprise Value of 32.0%. As a result of the successful execution of our capital recycling efforts during 2018, we reduced our Net Debt/EBITDA by 0.6x to 6.5x, and our Net Debt/Total Enterprise Value by 1.0% to 31.0%. Over the next four years, we expect to achieve stabilized leverage levels in the mid 6x’s with interim peak levels in the low 8x’s at the front end of this period, excluding the effects of any additional capital recycling activities.

As of December 31, 2018, our average debt maturity was 4.1 years, with approximately $439 million coming due in the next two years. Our debt is 72.8% fixed rate, which is in-line with our target range of 70% to 80% fixed, and we have caps in place for 9.6% of our total debt. Consistent with our strategy to finance our business primarily with non-recourse, asset-level financing, 87.7% of our consolidated and unconsolidated debt is mortgage debt, of which only approximately $8.3 million is recourse to JBG SMITH. The near-term capital needs associated with our nine Under Construction assets ($519 million of estimated incremental investment at share), can be fully funded with cash, in-place construction loans, and available draws on our credit facilities.

In 2018 we completed the conversion of all legacy Vornado assets onto our accounting and IT systems, and we ended transition services provided by Vornado. In addition, we completed all planned integration activities related to the merger, and we have realized 100% of the $35 million of identified synergies.

Culture, Governance, and Management Changes

We pride ourselves on a culture that is focused on the long term, including proactive succession planning and the cultivation of talent. In that vein, we are proud to announce that Moina Banerjee was promoted to Executive Vice

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President, Head of Capital Markets, and joined our Executive Committee.  Moina’s role includes oversight of capital markets, investor relations, financial planning and analysis, and portfolio management. In addition, Kai Reynolds is now serving as our sole Chief Development Officer. Brian Coulter is serving in a new role as a Senior Advisor supporting our development group. As has been the case since our launch in 2017, James Iker will continue to focus exclusively on overseeing the wind-down of the JBG Legacy Fund assets over the next 3-6 years.

* * *
As we look back on our performance and accomplishments, it is clear that 2018 was a milestone year for JBG SMITH. We successfully pursued and won Amazon HQ2, exceeded our capital recycling goals, improved the performance and risk position of our operating portfolio, and continued to invest in attractive development opportunities across our targeted submarkets. As we look forward, we are energized by the wealth of opportunities ahead of us. With approximately 43% of our company within a ½ mile of Amazon’s new headquarters, annualized NOI expected to grow to approximately $550 million by the fourth quarter of 2024, a valuable and maturing Future Development Pipeline, and a strong balance sheet with abundant capital recycling opportunities to fund our growth, we are incredibly excited about the future of JBG SMITH. Our management team and Board of Trustees own or represent approximately 10% of our company. In addition, many of us elected to take equity in lieu of all or most of our cash bonuses in 2018 and 2019 because we believe JBG SMITH represents the best of all worlds for our shareholders - significant, in-place long-term growth (turbo-charged by Amazon), strong risk protection from our concentration in the historically recession resilient DC market, and a portfolio that is well prepared to weather the near term pressures of the cycle and market fundamentals.

We appreciate the time you invested in reading our letter and better understanding our company and strategy. Our team remains energized and focused on the opportunities before us, and we will continue to work hard to maintain your trust and confidence.

W. Matthew Kelly
Chief Executive Officer

12

FOR IMMEDIATE RELEASE
CONTACT
Jaime Marcus
SVP, Investor Relations
(240) 333-3643
jmarcus@jbgsmith.com
JBG SMITH ANNOUNCES FOURTH QUARTER 2018 RESULTS

Chevy Chase, MD (February 26, 2019) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-K for the year ended December 31, 2018 and reported its financial results.
Additional information regarding our results of operations, properties and tenants can be found in our Fourth Quarter 2018 Investor Package, which is posted in the Investor Relations section of our website at www.jbgsmith.com.
Fourth Quarter 2018 Financial Results

•	Net income attributable to common shareholders was $0.7 million, or $(0.01) per diluted share.

•	Funds From Operations (“FFO”) attributable to common shareholders was $39.1 million, or $0.32 per diluted share.

•	Core Funds From Operations (“Core FFO”) attributable to common shareholders was $49.7 million, or $0.41 per diluted share.

Year Ended December 31, 2018 Financial Results

•	Net income attributable to common shareholders was $39.9 million, or $0.31 per diluted share.

•	FFO attributable to common shareholders was $158.6 million, or $1.33 per diluted share.

•	Core FFO attributable to common shareholders was $206.2 million, or $1.73 per diluted share.

Operating Portfolio Highlights

•
Annualized Net Operating Income (“NOI”) for the three months ended December 31, 2018 was $341.8 million, compared to $364.9 million for the three months ended September 30, 2018, at our share. The decrease in NOI is primarily attributable to lost income from disposed assets and increased ground rent expense at Courthouse Plaza 1 and 2.

•	The operating commercial portfolio was 89.6% leased and 85.5% occupied as of December 31, 2018, compared to 87.1% and 85.4% as of September 30, 2018, at our share.

•	The operating multifamily portfolio was 95.7% leased and 93.9% occupied as of December 31, 2018, compared to 96.1% and 94.3% as of September 30, 2018, at our share.

•
Executed approximately 741,000 square feet of office leases at our share in the fourth quarter, comprising approximately 380,000 square feet of new leases, and approximately 361,000 square feet of second generation leases, which generated a 3.2% rental rate increase on a GAAP basis and a 7.3% rental rate decrease on a cash basis.

•
Executed approximately 1.8 million square feet of commercial leases at our share during the year ended December 31, 2018, comprising approximately 656,000 square feet of new leases, and approximately 1.1 million square feet of second generation leases, which generated a 1.2% rental rate increase on a GAAP basis and a 6.6% rental rate decrease on a cash basis.

•
Same Store Net Operating Income (“SSNOI”) decreased 7.4% to $76.8 million for the three months ended December 31, 2018, compared to $82.9 million for the three months ended December 31, 2017. SSNOI decreased 1.1% to $250.3 million for the year ended December 31, 2018, compared to $253.0 million for the year ended December 31, 2017. The decrease in SSNOI for the three months and year ended December 31, 2018 is largely attributable to rental abatements, increased ground rent expense at Courthouse Plaza 1 and 2, and anticipated tenant move-outs. The reported same store pool as of December 31, 2018 includes only the assets that were in service for the entirety of both periods being compared and does not include the JBG Assets acquired in the Formation Transaction. Including the JBG Assets, SSNOI would have slightly increased for the year ended December 31, 2018.

Development Portfolio Highlights
Under Construction

•
During the quarter ended December 31, 2018, there were nine assets under construction (five commercial assets and four multifamily assets), consisting of 926,530 square feet and 1,298 units, both at our share.

•
Commenced construction on 1770 Crystal Drive and Central District Retail as a result of the Amazon selection of JBG SMITH to house and develop a new headquarters location at National Landing ("Amazon HQ2").

Near-Term Development

•	As of December 31, 2018, there were no assets in near-term development.

Future Development Pipeline

•	As of December 31, 2018, there were 41 future development assets consisting of 19.6 million square feet of estimated potential density at our share.

Third-Party Asset Management and Real Estate Services Business

•
For the three months ended December 31, 2018, revenue from third-party real estate services, including reimbursements, was $26.4 million. Excluding reimbursements and service revenue from our interests in consolidated and unconsolidated real estate ventures, revenue from our third-party asset management and real estate services business was $14.3 million, of which $5.6 million came from property management fees, $3.5 million came from asset management fees, $2.2 million came from leasing fees, $1.3 million came from development fees, $1.2 million came from construction management fees and $0.5 million came from other service revenue.

•	The general and administrative expenses allocated to the third-party asset management and real estate services business were $13.1 million for the three months ended December 31, 2018.

Balance Sheet

•
We had $2.1 billion of debt ($2.4 billion including our share of debt of unconsolidated real estate ventures) as of December 31, 2018. Of the $2.4 billion of debt at our share, approximately 73% was fixed-rate, and rate caps were in place for approximately 2%.

•	The weighted average interest rate of our debt at share was 4.23% as of December 31, 2018.

•
At December 31, 2018, our total enterprise value was approximately $7.0 billion, comprising 137.8 million common shares and units valued at $4.8 billion and debt (net of premium / (discount) and deferred financing costs) at our share of $2.4 billion, less cash and cash equivalents of $273.6 million.

•
As of December 31, 2018, we had $260.6 million of cash and cash equivalents on a GAAP basis and $273.6 million of cash and cash equivalents at our share, and $1.1 billion of capacity under our credit facility.

•	Net Debt / Adjusted EBITDA at our share for the three months and year ended December 31, 2018 was 6.5x and 6.3x and our Net Debt / Total Enterprise Value was 31.0% as of December 31, 2018.

Financing and Investing Activities

▪
Entered into a new mortgage loan collateralized by 1730 M Street with a principal balance of $47.5 million, and refinanced the mortgage loan collateralized by CEB Tower at Central Place, increasing the principal balance to $234.0 million with an additional $11.0 million capacity.

▪	Acquired a 4.25-acre land parcel, Potomac Yard Land Bay H located in Alexandria, Virginia, for $23.0 million, which was under an option agreement in Q3 2018.

▪	Acquired the remaining 3.1% interest in West Half, an under construction multifamily asset, for $5.0 million, which increased our interest to 100.0%.

▪	Sold a 99-year term leasehold interest in 1700 M Street, 34,000 square foot development site located in the CBD submarket of Washington, DC. JBG SMITH will retain the fee ownership of the land.

▪	Sold 1233 20th Street, an operating commercial asset located in Washington, DC, for $65.0 million. In connection with the sale, we repaid the related $41.9 million mortgage loan.

•	Sold the out-of-service portion of Falkland Chase - North, a multifamily asset located in Silver Spring, Maryland, for $3.8 million.

•
Sold The Warner, an operating commercial asset located in Washington, D.C., for $376.5 million. We had a 55% ownership interest in the asset. In connection with the sale, our unconsolidated real estate venture repaid the related mortgage payable of $270.5 million.

Subsequent to December 31, 2018:

•
Sold Commerce Executive, an operating commercial asset located in Reston, Virginia, for $115.0 million. The sale also included approximately 894,000 square feet of estimated potential development density. Including this sale, our aggregate disposition and recapitalization activity is over $999 million.

•	Issued an additional 442,395 LTIP Units and 477,640 Performance-Based LTIP Units to management and employees with an estimated aggregate fair value of $24.5 million.

•	Redeemed 1.7 million OP units, which we elected to redeem for an equivalent number of our common shares.

Dividends
In December 2018, our Board of Trustees declared a regular quarterly dividend of $0.225 per common share, an indicated annual dividend of $0.90 per common share. In addition, the Board of Trustees declared a special cash dividend of $0.10 per share. The special dividend allowed JBG SMITH to distribute 100% of its estimated REIT taxable income for the year ending December 31, 2018, including the higher than anticipated gains from our successful capital recycling efforts in 2018. After accounting for the special dividend, we retained substantially all the net proceeds from our capital recycling efforts, which were used to deleverage our balance sheet and create capacity for future investment opportunities. Both dividends were paid in January 2019.
About JBG SMITH
JBG SMITH is an S&P 400 company that owns, operates, invests in and develops assets concentrated in leading urban infill submarkets in and around Washington, DC. Our mixed-use operating portfolio comprises approximately 19 million square feet of high-quality office, multifamily and retail assets, 98% at our share of which are Metro-served. With a focus on placemaking, we drive synergies across the portfolio and create amenity-rich, walkable neighborhoods. JBG SMITH’s future development pipeline includes 19.6 million square feet of potential development density at our share. For additional information on JBG SMITH, please visit www.jbgsmith.com.
Forward Looking Statements
Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH” or the “Company”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this earnings release. We also note the following forward-looking statements: our anticipated dispositions, our indicated annual dividend per share and dividend yield, annualized net operating income; in the case of our construction and near-term development assets, estimated square feet, estimated number of units and in the case of our future development assets, estimated potential development density. Expected key Amazon transaction terms, planned infrastructure improvements related to Amazon HQ2; the economic impacts of Amazon HQ2 on the DC region and National Landing; our development plans related to Amazon HQ2; the expected accretion to our NAV as a result of the Amazon transaction and our future NAV growth rate; in the case of our Amazon lease transaction and our new development opportunities in National Landing, the total square feet to be leased to Amazon and the expected net effective rent, estimated square feet, estimated number of units, the estimated construction start and occupancy dates, estimated incremental investment, targeted NOI yield; and in the case of our future development opportunities, estimated potential development density. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements after the date hereof.
Pro Rata Information
We present certain financial information and metrics in this release “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.
We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.
With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Non-GAAP Financial Measures
This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Adjusted EBITDA
Management uses EBITDA and EBITDAre, non-GAAP financial measures, as supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our consolidated outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains on sales of real estate and impairment losses of real estate, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.
“Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as transaction and other costs, gain (loss) on the extinguishment of debt, distributions in excess of our net investment in consolidated real estate ventures, gain on the bargain purchase of a business, lease liability adjustments and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.
Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.
Funds from Operations ("FFO"), Core FFO and Funds Available for Distribution (“FAD")
FFO is a non-GAAP financial measure computed in accordance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement issued in 2018. NAREIT defines FFO as “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”
"Core FFO" represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, gain on the bargain purchase of a business, distributions in excess of our net investment in consolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, amortization of the management contracts intangible and the mark-to-market of interest rate swaps.
"FAD" is a non-GAAP financial measure and represents FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non‑GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non‑GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.
Net Operating Income ("NOI") and Annualized NOI
“NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended December 31, 2018 multiplied by four. Due to seasonality in the hospitality business, annualized NOI for Crystal City Marriott represents the trailing twelve-month NOI as of December 31, 2018. Management believes Annualized NOI provides useful information in understanding JBG SMITH’s financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the annualized NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period.
Management uses each of these measures as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets.
However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of this measure of the operating performance of our assets is limited. Moreover, our method of calculating NOI may differ from other real estate companies and, accordingly, may not be comparable. NOI should be considered only as a supplement to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets.

Same Store and Non-Same Store
“Same store” refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool the year ended December 31, 2018.
“Non-same store” refers to all operating assets excluded from the same store pool.

Definitions
GAAP
"GAAP" refers to accounting principles generally accepted in the United States of America.

Formation Transaction
"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado’s Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

JBG Assets
"JBG Assets" refers to the management business and certain assets and liabilities of The JBG Companies acquired on July 18, 2017 by JBG SMITH.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

in thousands	December 31, 2018	December 31, 2017

ASSETS
Real estate, at cost:
Land and improvements	$1,371,874	$1,368,294
Buildings and improvements	3,722,930	3,670,268
Construction in progress, including land	697,930	978,942
	5,792,734	6,017,504
Less accumulated depreciation	(1,051,875)	(1,011,330)
Real estate, net	4,740,859	5,006,174
Cash and cash equivalents	260,553	316,676
Restricted cash	138,979	21,881
Tenant and other receivables, net	46,568	46,734
Deferred rent receivable, net	143,473	146,315
Investments in and advances to unconsolidated real estate ventures	322,878	261,811
Other assets, net	264,994	263,923
Assets held for sale	78,981	8,293
TOTAL ASSETS	$5,997,285	$6,071,807

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,838,381	$2,025,692
Revolving credit facility	—	115,751
Unsecured term loans, net	297,129	46,537
Accounts payable and accrued expenses	130,960	138,607
Other liabilities, net	181,606	161,277
Liabilities related to assets held for sale	3,717	—
Total liabilities	2,451,793	2,487,864
Commitments and contingencies
Redeemable noncontrolling interests	558,140	609,129
Total equity	2,987,352	2,974,814
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,997,285	$6,071,807
_______________

Note: For complete financial statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited)

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUE
Property rentals	$124,741	$119,726	$499,835	$436,625
Tenant reimbursements	10,639	10,824	39,290	37,985
Third-party real estate services, including reimbursements	26,421	24,355	98,699	63,236
Other income	1,454	1,466	6,358	5,167
Total revenue	163,255	156,371	644,182	543,013
EXPENSES
Depreciation and amortization	67,556	51,933	211,436	161,659
Property operating	40,076	37,872	148,081	118,836
Real estate taxes	17,030	18,456	71,054	66,434
General and administrative:
Corporate and other	8,512	7,437	33,728	39,350
Third-party real estate services	25,274	21,557	89,826	51,919
Share-based compensation related to Formation Transaction and special equity awards	9,118	14,806	36,030	29,251
Transaction and other costs	15,572	12,566	27,706	127,739
Total expenses	183,138	164,627	617,861	595,188
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	23,991	(2,778)	39,409	(4,143)
Interest and other income, net	9,991	422	15,168	1,788
Interest expense	(18,184)	(14,328)	(74,447)	(58,141)
Gain on sale of real estate	6,394	—	52,183	—
Loss on extinguishment of debt	(617)	(12)	(5,153)	(701)
Gain (reduction of gain) on bargain purchase	—	(3,395)	(7,606)	24,376
Total other income (expense)	21,575	(20,091)	19,554	(36,821)
INCOME (LOSS) BEFORE INCOME TAX BENEFIT (EXPENSE)	1,692	(28,347)	45,875	(88,996)
Income tax benefit (expense)	(698)	9,595	738	9,912
NET INCOME (LOSS)	994	(18,752)	46,613	(79,084)
Net (income) loss attributable to redeemable noncontrolling interests	(178)	2,331	(6,710)	7,328
Net (income) loss attributable to noncontrolling interests	(106)	3	21	3
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$710	$(16,418)	$39,924	$(71,753)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.01)	$(0.15)	$0.31	$(0.70)
Diluted	$(0.01)	$(0.15)	$0.31	$(0.70)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING :
Basic	120,917	117,955	119,176	105,359
Diluted	120,917	117,955	119,176	105,359
___________________
Note: For complete financial statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended December 31, 2018	Year Ended December 31, 2018

EBITDA, EBITDAre and Adjusted EBITDA
Net income	$994	$46,613
Depreciation and amortization expense	67,556	211,436
Interest expense (1)	18,184	74,447
Income tax benefit (expense)	698	(738)
Unconsolidated real estate ventures allocated share of above adjustments	10,253	42,016
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	(182)	(53)
EBITDA	$97,503	$373,721
Gain on sale of real estate	(6,394)	(52,183)
Gain on sale of unconsolidated real estate assets	(20,554)	(36,042)
EBITDAre	$70,555	$285,496
Transaction and other costs (2)	15,572	27,706
Loss on extinguishment of debt	617	5,153
Reduction of gain on bargain purchase	—	7,606
Share-based compensation related to Formation Transaction and special equity awards	9,118	36,030
Distributions in excess of our net investment in unconsolidated real estate venture (3)	(7,374)	(13,676)
Unconsolidated real estate ventures allocated share of above adjustments	1,542	1,572
Lease liability adjustments	(7,422)	(9,965)
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	—	(124)
Adjusted EBITDA	$82,608	$339,798

Net Debt to Adjusted EBITDA (4)	6.5x	6.3x

	December 31, 2018
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (5)	$2,130,704
Unconsolidated indebtedness (5)	298,588
Total consolidated and unconsolidated indebtedness	2,429,292
Less: cash and cash equivalents	273,611
Net Debt (at JBG SMITH Share)	$2,155,681
	$(0.27)

____________________

(1)	Interest expense includes the amortization of deferred financing costs and the marking-to-market of interest rate swaps and caps, net of capitalized interest.

(2)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs and severance costs), costs related to the pursuit of Amazon HQ2, and costs related to other completed, potential and pursued transactions.

(3)
Related to our investment in the real estate venture that owns 1101 17th Street. In June 2018, the mortgage loan payable that was collateralized by 1101 17th Street was refinanced eliminating the principal guaranty provisions that had been included in the prior loan. At the time of refinancing, distributions and our share of the cumulative earnings of the venture exceeded our investment in the venture by $5.4 million, which resulted in a negative investment balance. After the elimination of the principal guaranty provisions in the prior mortgage loan, we recognized the $5.4 million negative investment balance as income within “Income from unconsolidated real estate ventures, net” in our statements of operations for the year ended December 31, 2018, which results in a zero investment balance in the real estate venture that owns 1101 17th Street in our balance sheet as of December 31, 2018. We have also suspended the equity method of accounting for this venture and recognized as income in the three months and year ended December 31, 2018, $7.4 million and $8.3 million related to cash distributions.

(4)	Adjusted EBITDA for the three months ended December 31, 2018 is annualized by multiplying by four.

(5)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD (NON-GAAP)
(Unaudited)

in thousands, except per share data	Three Months Ended December 31, 2018	Year Ended December 31, 2018

FFO and Core FFO
Net income attributable to common shareholders	$710	$39,924
Net income attributable to redeemable noncontrolling interests	178	6,710
Net income (loss) attributable to noncontrolling interests	106	(21)
Net income	994	46,613
Gain on sale of real estate	(6,394)	(52,183)
Gain on sale of unconsolidated real estate assets	(20,554)	(36,042)
Real estate depreciation and amortization	64,891	201,062
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	6,079	25,039
Net income attributable to noncontrolling interests in consolidated real estate ventures	(182)	(51)
FFO Attributable to Operating Partnership Common Units	$44,834	$184,438
FFO attributable to redeemable noncontrolling interests	(5,741)	(25,798)
FFO attributable to common shareholders	$39,093	$158,640

FFO attributable to the operating partnership common units	$44,834	$184,438
Transaction and other costs, net of tax (1)	14,509	25,625
Mark-to-market on derivative instruments	(542)	(1,941)
Share of gain from mark-to-market on derivative instruments held by unconsolidated real estate ventures	379	(102)
Loss on extinguishment of debt, net of noncontrolling interests	2,159	6,571
Distributions in excess of our net investment in unconsolidated real estate venture (2)	(7,374)	(13,676)
Reduction of gain on bargain purchase	—	7,606
Share-based compensation related to Formation Transaction and special equity awards	9,118	36,030
Lease liability adjustments	(7,422)	(9,965)
Amortization of management contracts intangible, net of tax	1,287	5,148
Core FFO Attributable to Operating Partnership Common Units	$56,948	$239,734
Core FFO attributable to redeemable noncontrolling interests	(7,292)	(33,536)
Core FFO attributable to common shareholders	$49,656	$206,198
FFO per diluted common share	$0.32	$1.33
Core FFO per diluted common share	$0.41	$1.73
Weighted average diluted shares	120,917	119,176

See footnotes on page 12.

FFO, CORE FFO AND FAD (NON-GAAP)
(Unaudited)

in thousands, except per share data	Three Months Ended December 31, 2018	Year Ended December 31, 2018

FAD
Core FFO attributable to the operating partnership common units	$56,948	$239,734
Recurring capital expenditures and second generation tenant improvements and leasing commissions	(35,836)	(72,113)
Straight-line and other rent adjustments (3)	(6,692)	(10,351)
Share of straight-line rent from unconsolidated real estate ventures	680	1,208
Third-party lease liability assumption payments	(1,130)	(3,133)
Share of third party lease liability assumption payments for unconsolidated real estate ventures	—	(50)
Share-based compensation expense	4,666	19,762
Amortization of debt issuance costs	1,140	4,660
Share of amortization of debt issuance costs from unconsolidated real estate ventures	67	268
Non-real estate depreciation and amortization	893	3,286
FAD available to the Operating Partnership Common Units (A) (4)	$20,736	$183,271
Distributions to common shareholders and unitholders (5) (B)	$31,284	$125,100
FAD Payout Ratio (B÷A) (6)	150.9%	68.3%

Capital Expenditures
Maintenance and recurring capital expenditures	$14,445	$28,230
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	978	2,821
Second generation tenant improvements and leasing commissions	19,211	37,980
Share of second generation tenant improvements and leasing commissions from unconsolidated real estate ventures	1,202	3,082
Recurring capital expenditures and second generation tenant improvements and leasing commissions	35,836	72,113
First generation tenant improvements and leasing commissions	8,215	23,519
Share of first generation tenant improvements and leasing commissions from unconsolidated real estate ventures	17	2,572
Non-recurring capital expenditures	15,375	25,401
Share of non-recurring capital expenditures from unconsolidated joint ventures	112	1,174
Non-recurring capital expenditures	23,719	52,666
Total JBG SMITH Share of Capital Expenditures	$59,555	$124,779
_______________

Note: FFO attributable to operating partnership common units and common shareholders for prior periods has been restated in compliance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement issued in 2018.

(1)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs, and severance costs), costs related to the pursuit of Amazon HQ2, and costs related to other completed, potential and pursued transactions.

(2)
Related to our investment in the real estate venture that owns 1101 17th Street. In June 2018, the mortgage loan payable that was collateralized by 1101 17th Street was refinanced eliminating the principal guaranty provisions that had been included in the prior loan. At the time of refinancing, distributions and our share of the cumulative earnings of the venture exceeded our investment in the venture by $5.4 million, which resulted in a negative investment balance. After the elimination of the principal guaranty provisions in the prior mortgage loan, we recognized the $5.4 million negative investment balance as income within “Income from unconsolidated real estate ventures, net” in our statements of operations for the year ended December 31, 2018, which results in a zero investment balance in the real estate venture that owns 1101 17th Street in our balance sheet as of December 31, 2018. We have also suspended the equity method of accounting for this venture and recognized as income in the three months and year ended December 31, 2018, $7.4 million and $8.3 million related to cash distributions.

(3)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.

(4)
The fourth quarter decline in FAD available to the Operating Partnership Units was attributable to a significant increase in second generation tenant improvements and leasing commissions from the early renewal of several leases during the quarter and an increase in recurring capital expenditures, which is consistent with historical seasonality trends.

(5)	In December 2018, our Board of Trustees declared regular quarterly dividends of $0.225 per common share and a special dividend of $0.10 per common share, both of which were paid in January 2019.

(6)
The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)
(Unaudited)

dollars in thousands	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income (loss) attributable to common shareholders	$710	$(16,418)	$39,924	$(71,753)
Add:
Depreciation and amortization expense	67,556	51,933	211,436	161,659
General and administrative expense:
Corporate and other	8,512	7,437	33,728	39,350
Third-party real estate services	25,274	21,557	89,826	51,919
Share-based compensation related to Formation Transaction and special equity awards	9,118	14,806	36,030	29,251
Transaction and other costs	15,572	12,566	27,706	127,739
Interest expense	18,184	14,328	74,447	58,141
Loss on extinguishment of debt	617	12	5,153	701
Reduction of gain (gain) on bargain purchase	—	3,395	7,606	(24,376)
Income tax expense (benefit)	698	(9,595)	(738)	(9,912)
Net (income) loss attributable to redeemable noncontrolling interests	178	(2,331)	6,710	(7,328)
Less:
Third-party real estate services, including reimbursements	26,421	24,355	98,699	63,236
Other income	1,454	1,466	6,358	5,167
Income (loss) from unconsolidated real estate ventures, net	23,991	(2,778)	39,409	(4,143)
Interest and other income, net	9,991	422	15,168	1,788
Gain on sale of real estate	6,394	—	52,183	—
Net (income) loss attributable to noncontrolling interests	(106)	3	21	3
Consolidated NOI	78,274	74,222	319,990	289,340
NOI attributable to consolidated JBG Assets (1)	—	—	—	24,936
Proportionate NOI attributable to unconsolidated JBG Assets (1)	—	—	—	8,688
Proportionate NOI attributable to unconsolidated real estate ventures	8,847	8,646	36,824	21,530
Non-cash rent adjustments (2)	(6,691)	887	(10,349)	(6,715)
Other adjustments (3)	5,110	5,842	19,638	11,587
Total adjustments	7,266	15,375	46,113	60,026
NOI	$85,540	$89,597	$366,103	$349,366
Non-same store NOI (4)	8,742	6,656	115,801	96,342
Same store NOI (5)	$76,798	$82,941	$250,302	$253,024

Growth in same store NOI	(7.4)%		(1.1)%
Number of properties in same store pool	57		32

___________________

(1)	Includes financial information for the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of the beginning of the period presented.

(2)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.

(3)
Adjustment to include other income and payments associated with assumed lease liabilities related to operating properties, and exclude incidental income generated by development assets and commercial lease termination revenue. Includes property management fees of $4.1 million and $4.2 million for the three months ended December 31, 2018 and 2017 and $16.6 million and $7.8 million for the years ended December 31, 2018 and 2017.

(4)
Includes the results for properties that were not owned, operated and in service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

(5)
Includes the results of the properties that are owned, operated and in service for the entirety of both periods being compared except for properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

TABLE OF CONTENTS	DECEMBER 31, 2018

Page
Overview
Disclosures	3-4
Company Profile	5-6
Financial Highlights	7
Financial Highlights - Trends	8-9
Portfolio Overview	10
Financial Information
Condensed Consolidated Balance Sheets	11
Condensed Consolidated and Combined Statements of Operations	12
Unconsolidated Real Estate Ventures - Balance Sheet and Operating Information	13
Other Tangible Assets and Liabilities, Net	14
EBITDA, EBITDAre and Adjusted EBITDA (Non-GAAP)	15
FFO, Core FFO and FAD (Non-GAAP)	16-17
Third-Party Asset Management and Real Estate Services Business (Non-GAAP)	18
Pro Rata Adjusted General and Administrative Expenses (Non-GAAP)	19
Operating Assets	20
Summary & Same Store NOI (Non-GAAP)	21-22
Summary NOI (Non-GAAP)	23
Summary NOI - Commercial (Non-GAAP)	24
Summary NOI - Multifamily (Non-GAAP)	25
NOI Reconciliations (Non-GAAP)	26
Leasing Activity
Leasing Activity - Office	27
Net Effective Rent - Office	28
Lease Expirations	29
Signed But Not Yet Commenced Leases	30
Tenant Concentration	31
Industry Diversity	32
Property Data
Portfolio Summary	33
Property Tables:
Commercial	34-37
Multifamily	38-40
Under Construction	41
Future Development	42
Disposition & Recapitalization Activity	43
Debt
Debt Summary	44
Debt by Instrument	45-46
Real Estate Ventures
Consolidated Real Estate Ventures	47
Unconsolidated Real Estate Ventures	48-49
Definitions	50-53
Appendices - Reconciliations of Non-GAAP Financial Highlights	54-57

DISCLOSURES	DECEMBER 31, 2018

Forward-Looking Statements
Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH” or the “Company”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this document. We also note the following forward-looking statements: our indicated annual dividend per share and dividend yield, annualized net operating income; in the case of our construction and near-term development assets, estimated square feet, estimated number of units, the estimated completion date, estimated stabilization date, estimated incremental investment, estimated total investment, projected net operating income yield and estimated stabilized net operating income; and in the case of our future development assets, estimated potential development density, estimated commercial SF/multifamily units to be replaced, estimated remaining acquisition cost, estimated capitalized cost and estimated total investment. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the issuance of this Investor Package.

Organization and Basis of Presentation
JBG SMITH was formed by Vornado Realty Trust (“Vornado”) for the purpose of receiving via the spin-off on July 17, 2017, substantially all of the assets and liabilities of Vornado’s Washington, DC segment, which operated as Vornado / Charles E. Smith, (the “Vornado Included Assets”). On July 18, 2017, JBG SMITH acquired the management business and certain assets (the “JBG Assets”) of The JBG Companies (“JBG”). The spin-off from Vornado and combination with JBG are collectively referred to as the "Formation Transaction." The Vornado Included Assets are considered the accounting predecessor. As a result, the financial results of the JBG Assets are only included in the combined company’s financial statements from July 18, 2017 forward and are not reflected in the combined company’s historical financial statements for any prior period. Consequently, our results for the periods before and after the Formation Transaction are not directly comparable. We believe, however, that presenting certain supplemental adjusted financial and operational information at the property-level that is "adjusted" to include the results of the JBG Assets for periods prior to the acquisition date may be useful to investors. No other adjustments have been made to this supplemental adjusted information, which is purely informational and does not purport to be indicative of what would have happened had the acquisition of the JBG Assets occurred at the beginning of the periods presented.

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information, unless otherwise indicated.

Pro Rata Information
We present certain financial information and metrics in this Investor Package “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.
We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital

DISCLOSURES	DECEMBER 31, 2018

contributed by each investor and whether any investors are entitled to preferential distributions.
With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Definitions
See pages 50-53 for definitions of terms used in this Investor Package.
Non-GAAP Measures
This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

•	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

•	EBITDA for Real Estate ("EBITDAre")

•	Adjusted EBITDA

•	Funds from Operations ("FFO")

•	Core FFO

•	Funds Available for Distribution ("FAD")

•	Net Operating Income ("NOI")

•	Annualized NOI

•	Adjusted Annualized NOI

•	Estimated Stabilized NOI

•	Projected NOI Yield

•	Same Store NOI

•	Adjusted Consolidated and Unconsolidated Indebtedness

•	Net Debt

•	Pro Rata Adjusted General and Administrative Expenses

COMPANY PROFILE	DECEMBER 31, 2018 (Unaudited)

Company Overview

JBG SMITH is an S&P 400 company that owns, operates, invests in and develops assets concentrated in leading urban infill submarkets in and around Washington, DC. We own and operate a portfolio of high-quality commercial and multifamily assets, many of which are amenitized with ancillary retail. Our portfolio reflects our longstanding strategy of owning and operating assets within the Metro-served submarkets in the Washington, DC metropolitan area that have high barriers to entry and key urban amenities, including being within walking distance of a Metro station. Our revenues are derived primarily from leases with commercial and multifamily tenants, including fixed rents and reimbursements from tenants for certain expenses such as real estate taxes, property operating expenses, and repairs and maintenance. In addition to our portfolio, we have a third-party asset management and real estate services business that provides fee-based real estate services to third parties, our real estate ventures and the legacy funds formerly organized by JBG ("JBG Legacy Funds").

Q4 2018 Financial Results

▪	Net income attributable to common shareholders was $0.7 million, or $(0.01) per diluted share.

▪	FFO attributable to common shareholders was $39.1 million, or $0.32 per diluted share.

▪	Core FFO attributable to common shareholders was $49.7 million, or $0.41 per diluted share.

Q4 2018 to Q3 2018 Comparison

Below are the key highlights regarding quarter over quarter changes in the JBG SMITH portfolio.

Operating Assets

▪
Annualized NOI for the operating portfolio for the three months ended December 31, 2018 was $341.8 million, compared to $364.9 million for the three months ended September 30, 2018, at our share. The decrease in NOI is primarily attributable to lost income from disposed assets and increased ground rent expense at Courthouse Plaza 1 and 2.

▪	The operating commercial portfolio was 89.6% leased and 85.5% occupied as of December 31, 2018, compared to 87.1% and 85.4% as of September 30, 2018 at our share.

▪	The operating multifamily portfolio was 95.7% leased and 93.9% occupied as of December 31, 2018, compared to 96.1% and 94.3% as of September 30, 2018 at our share.

▪
Same store NOI decreased 7.4% to $76.8 million for the three months ended December 31, 2018, compared to $82.9 million for the three months ended December 31, 2017. Same store NOI decreased 1.1% to $250.3 million for the year ended December 31, 2018, compared to $253.0 million for the year ended December 31, 2017. The decrease in same store NOI for the three months and year ended December 31, 2018 is largely attributable to rental abatements, increased ground rent expense at Courthouse Plaza 1 and 2, and anticipated tenant move-outs. The reported same store pool as of December 31, 2018 includes only the assets that were in service for the entirety of both periods being compared and does not include any JBG Assets acquired in the Formation Transaction for the year ended December 31, 2018. Including the JBG Assets, same store NOI would have slightly increased for the year ended December 31, 2018. See page 52 for the definition of same store.

Under Construction

▪
During the quarter ended December 31, 2018, there were nine assets under construction (five commercial assets and four multifamily assets), consisting of 926,530 square feet and 1,298 units, both at our share.

▪
Commenced construction on 1770 Crystal Drive and Central District Retail as a result of the Amazon selection of JBG SMITH to house and develop a new headquarters location at National Landing ("Amazon HQ2").

Near-Term Development

▪	As of December 31, 2018, there were no assets in near-term development.

COMPANY PROFILE	DECEMBER 31, 2018 (Unaudited)

Company Overview

Future Development

▪	As of December 31, 2018, there were 41 future development assets consisting of 19.6 million square feet of estimated potential density at our share.

Acquisitions and Dispositions During the Quarter

▪	Acquired a 4.25-acre land parcel, Potomac Yard Land Bay H located in Alexandria, Virginia, for $23.0 million, which was under an option agreement in Q3 2018.

▪	Acquired the remaining 3.1% interest in West Half, an under construction multifamily asset, for $5.0 million, which increased our interest to 100.0%.

▪	Sold The Warner, an operating commercial asset located in Washington, DC, for a sales price of $376.5 million. We had a 55% ownership interest in the asset.

▪	Sold 1233 20th Street, an operating commercial asset located in Washington, DC, for $65.0 million.

▪	Sold the out-of-service portion of Falkland Chase - North, a multifamily asset located in Silver Spring, Maryland, for $3.8 million.

Executive Officers			Company Snapshot as of December 31, 2018

W. Matthew Kelly	Chief Executive Officer and Trustee		Exchange/ticker	NYSE: JBGS
David P. Paul	President and Chief Operating Officer		Insider ownership *	approximately 10%
Stephen W. Theriot	Chief Financial Officer		Indicated annual dividend per share	$0.90
Kevin P. Reynolds	Chief Development Officer		Dividend yield	2.6%
Steven A. Museles	Chief Legal Officer
M. Moina Banerjee	Executive Vice President, Head of Capital Markets		Total Enterprise Value (dollars in billions, except share price)
			Share price	$34.81
			Shares and units outstanding (in millions)	137.76
			Total market capitalization	$4.80
			Total consolidated and unconsolidated indebtedness at JBG SMITH share	2.43
			Less: cash and cash equivalents at JBG SMITH share	(0.27)
			Net debt	$2.16
			Total Enterprise Value	$6.96

			Net Debt / Total Enterprise Value	31.0%

		*
Represents the percentage of all outstanding common shares of JBG SMITH Properties owned or represented by the Company’s trustees and executive officers as of February 26, 2019 assuming that all OP Units are redeemed for shares.

				$2,155,681
				30.972%

FINANCIAL HIGHLIGHTS	DECEMBER 31, 2018 (Unaudited)

dollars in thousands, except per share data	Three Months Ended December 31, 2018	Year Ended December 31, 2018

Summary Financial Results
Total revenue	$163,255	$644,182
Net income attributable to common shareholders	$710	$39,924
Per diluted common share	$(0.01)	$0.31
NOI	$85,540	$366,103
FFO attributable to operating partnership common units (including units owned by JBG SMITH Properties)	$44,834	$184,438
Per operating partnership common unit	$0.32	$1.33
Core FFO attributable to operating partnership common units (including units owned by JBG SMITH Properties)	$56,948	$239,734
Per operating partnership common unit	$0.41	$1.73
FAD attributable to the operating partnership common units (including units owned by JBG SMITH Properties) (1)	$20,736	$183,271
FAD payout ratio	150.9%	68.3%
EBITDA attributable to operating partnership common units (including units owned by JBG SMITH Properties)	$97,503	$373,721
EBITDAre attributable to operating partnership common units (including units owned by JBG SMITH Properties)	$70,555	$285,496
Adjusted EBITDA attributable to operating partnership common units (including units owned by JBG SMITH Properties)	$82,608	$339,798
Net debt / annualized adjusted EBITDA	6.5x	6.3x

	December 31, 2018

Debt Summary and Key Ratios (at JBG SMITH Share)
Total consolidated indebtedness (2)	$2,130,704
Total consolidated and unconsolidated indebtedness (2)	$2,429,292
Weighted average interest rates:
Variable rate debt	4.51%
Fixed rate debt	4.13%
Total debt	4.23%
Cash and cash equivalents	$273,611

____________________

(1)
The fourth quarter decline in FAD available to the Operating Partnership Units was attributable to a significant increase in second generation tenant improvements and leasing commissions from the early renewal of several leases during the quarter and an increase in recurring capital expenditures, which is consistent with historical seasonality trends.

(2)	Net of premium/discount and deferred financing costs. During 2018, we sold several Operating Commercial assets, see page 43 for a list of the disposed assets and related NOI.

FINANCIAL HIGHLIGHTS - TRENDS	DECEMBER 31, 2018 (Unaudited)

	Three Months Ended
dollars in thousands, except per share data, at JBG SMITH share	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017
Commercial NOI (1)	$65,462	$71,314	$75,311	$73,764	$72,566
Multifamily NOI (2)	20,078	19,615	19,324	19,059	18,251
Total NOI	$85,540	$90,929	$94,635	$92,823	$90,817
Total Annualized NOI (3)	$341,849	$364,915	$378,540	$371,292	$363,268

Net income (loss) attributable to common shareholders	$710	$22,830	$20,574	$(4,190)	$(16,418)
Per diluted common share	$(0.01)	$0.19	$0.17	$(0.04)	$(0.15)
FFO attributable to operating partnership common units (4)	$44,834	$49,246	$42,522	$47,836	$38,031
Per operating partnership common unit	$0.32	$0.36	$0.31	$0.35	$0.28
Core FFO attributable to operating partnership common units (4)	$56,948	$59,256	$62,305	$61,225	$57,872
Per operating partnership common unit	$0.41	$0.43	$0.45	$0.44	$0.42
FAD attributable to operating partnership common units (4) (5)	$20,736	$45,019	$57,568	$59,948	$36,636
FAD payout ratio	150.9%	69.3%	54.2%	52.4%	84.9%
EBITDA attributable to operating partnership common units (4)	$97,503	$102,109	$101,211	$72,898	$48,778
EBITDAre attributable to operating partnership common units (4)	$70,555	$74,683	$67,815	$72,443	$48,778
Adjusted EBITDA attributable to operating partnership common units (4)	$82,608	$83,842	$87,226	$86,122	$79,557
Net debt/annualized adjusted EBITDA	6.5x	6.7x	6.3x	6.9x	7.1x

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017

Number of Operating Assets
Commercial (1)	46	49	51	53	54
Multifamily (2)	16	16	16	15	15
Total	62	65	67	68	69

Operating Portfolio % Leased (6)
Commercial (1) (7)	89.6%	87.1%	87.5%	87.9%	88.0%
Multifamily (2)	95.7%	96.1%	95.9%	96.1%	95.7%
Weighted Average	91.2%	89.4%	89.5%	89.8%	89.8%

Operating Portfolio % Occupied (8)
Commercial (1) (7)	85.5%	85.4%	86.0%	87.0%	87.2%
Multifamily (2)	93.9%	94.3%	92.6%	94.2%	93.8%
Weighted Average	87.7%	87.6%	87.7%	88.7%	88.8%

See footnotes on page 9.

FINANCIAL HIGHLIGHTS - TRENDS	DECEMBER 31, 2018 (Unaudited)

Footnotes
Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures. FFO attributable to operating partnership common units for prior periods have been restated in compliance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”) in the NAREIT FFO White Paper - 2018 Restatement issued in 2018.

(1)
Beginning in Q4 2018, JBG SMITH renamed the Office portfolio to the Commercial portfolio and reclassified Vienna Retail, Stonebridge at Potomac Town Center and Crystal City Marriott from the Other portfolio to the Commercial portfolio.

(2)	Beginning in Q4 2018, JBG SMITH reclassified North End Retail from the Other portfolio to the Multifamily portfolio.

(3)	Beginning in Q3 2018, JBG SMITH revised the presentation of annualized NOI for Crystal City Marriott to reflect the trailing twelve-month NOI due to the seasonality in the hospitality business.

(4)	Operating partnership common units include units owned by JBG SMITH Properties.

(5)
The fourth quarter decline in FAD available to the Operating Partnership Units was attributable to a significant increase in second generation tenant improvements and leasing commissions from the early renewal of several leases during the quarter and an increase in recurring capital expenditures, which is consistent with historical seasonality trends.

(6)	Beginning in Q3 2018, JBG SMITH excludes storage square feet from the percent leased metric.

(7)	The Crystal City Marriott and 1700 M Street are excluded from the percent leased and the percent occupied metrics.

(8)	Percent occupied excludes occupied retail square feet.

PORTFOLIO OVERVIEW	DECEMBER 31, 2018 (Unaudited)

		100% Share	At JBG SMITH Share
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased	% Occupied	Annualized Rent (in thousands)	Annualized Rent per Square Foot/Monthly Rent Per Unit (1)	Annualized NOI (in thousands)

Operating
Commercial (2)
In service	45	12,381,927	10,741,949	89.4%	85.1%	$387,182	$43.43	$246,113
Recently delivered	1	552,540	552,540	93.0%	92.6%	30,780	61.39	15,424
Total / weighted average	46	12,934,467	11,294,489	89.6%	85.5%	$417,962	$44.44	$261,537
Multifamily
In service	15	6,024	4,240	96.5%	94.9%	$106,349	$2,123	$76,364
Recently delivered	1	291	291	83.1%	80.4%	7,649	2,392	3,948
Total / weighted average	16	6,315	4,531	95.7%	93.9%	$113,998	$2,138	$80,312

Operating - Total / Weighted Average	62	12,934,467 SF/ 6,315 Units	11,294,489 SF/ 4,531 Units	91.2%	87.7%	$531,960	$44.44 per SF/ $2,138 per unit	$341,849

Development (3)
Under Construction
Commercial (4)	5	1,158,429	926,530	49.5%
Multifamily	4	1,476	1,298	N/A

Development - Total	9	1,158,429 SF/ 1,476 Units	926,530 SF/ 1,298 Units	49.5%

Future Development	41	23,071,000	19,628,300

_______________

(1)
For commercial assets, represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. The Crystal City Marriott and 1700 M Street are excluded from annualized rent per square foot metrics. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.

(2)
Includes the Crystal City Marriott and 1700 M Street. The Crystal City Marriott and 1700 M Street are excluded from percent leased, percent occupied, annualized rent, and annualized rent per square foot metrics.

(3)	Refer to pages 41-42 for detail on under construction and future development assets.

(4)	Includes JBG SMITH’s lease for approximately 84,400 square feet at 4747 Bethesda Avenue.

CONDENSED CONSOLIDATED BALANCE SHEETS	DECEMBER 31, 2018 (Unaudited)

in thousands	December 31, 2018	December 31, 2017

ASSETS
Real estate, at cost:
Land and improvements	$1,371,874	$1,368,294
Buildings and improvements	3,722,930	3,670,268
Construction in progress, including land	697,930	978,942
	5,792,734	6,017,504
Less accumulated depreciation	(1,051,875)	(1,011,330)
Real estate, net	4,740,859	5,006,174
Cash and cash equivalents	260,553	316,676
Restricted cash	138,979	21,881
Tenant and other receivables, net	46,568	46,734
Deferred rent receivable, net	143,473	146,315
Investments in and advances to unconsolidated real estate ventures	322,878	261,811
Other assets, net	264,994	263,923
Assets held for sale	78,981	8,293
TOTAL ASSETS	$5,997,285	$6,071,807

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,838,381	$2,025,692
Revolving credit facility	—	115,751
Unsecured term loans, net	297,129	46,537
Accounts payable and accrued expenses	130,960	138,607
Other liabilities, net	181,606	161,277
Liabilities related to assets held for sale	3,717	—
Total liabilities	2,451,793	2,487,864
Commitments and contingencies
Redeemable noncontrolling interests	558,140	609,129
Total equity	2,987,352	2,974,814
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,997,285	$6,071,807

_______________

Note: For complete financial statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS	DECEMBER 31, 2018 (Unaudited) (Unaudited) (In thousands)

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUE
Property rentals	$124,741	$119,726	$499,835	$436,625
Tenant reimbursements	10,639	10,824	39,290	37,985
Third-party real estate services, including reimbursements	26,421	24,355	98,699	63,236
Other income	1,454	1,466	6,358	5,167
Total revenue	163,255	156,371	644,182	543,013
EXPENSES
Depreciation and amortization	67,556	51,933	211,436	161,659
Property operating	40,076	37,872	148,081	118,836
Real estate taxes	17,030	18,456	71,054	66,434
General and administrative:
Corporate and other	8,512	7,437	33,728	39,350
Third-party real estate services	25,274	21,557	89,826	51,919
Share-based compensation related to Formation Transaction and special equity awards	9,118	14,806	36,030	29,251
Transaction and other costs	15,572	12,566	27,706	127,739
Total expenses	183,138	164,627	617,861	595,188
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	23,991	(2,778)	39,409	(4,143)
Interest and other income, net	9,991	422	15,168	1,788
Interest expense	(18,184)	(14,328)	(74,447)	(58,141)
Gain on sale of real estate	6,394	—	52,183	—
Loss on extinguishment of debt	(617)	(12)	(5,153)	(701)
Gain (reduction of gain) on bargain purchase	—	(3,395)	(7,606)	24,376
Total other income (expense)	21,575	(20,091)	19,554	(36,821)
INCOME (LOSS) BEFORE INCOME TAX BENEFIT (EXPENSE)	1,692	(28,347)	45,875	(88,996)
Income tax benefit (expense)	(698)	9,595	738	9,912
NET INCOME (LOSS)	994	(18,752)	46,613	(79,084)
Net (income) loss attributable to redeemable noncontrolling interests	(178)	2,331	(6,710)	7,328
Net (income) loss attributable to noncontrolling interests	(106)	3	21	3
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$710	$(16,418)	$39,924	$(71,753)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.01)	$(0.15)	$0.31	$(0.70)
Diluted	$(0.01)	$(0.15)	$0.31	$(0.70)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING :
Basic	120,917	117,955	119,176	105,359
Diluted	120,917	117,955	119,176	105,359
___________________
Note: For complete financial statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

UNCONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2018 (Unaudited)

in thousands, at JBG SMITH share
BALANCE SHEET INFORMATION	December 31, 2018

Total real estate, at cost	$631,952
Less accumulated depreciation	(26,617)
Real estate, net	605,335
Cash and cash equivalents	13,072
Other assets, net	32,673
Total assets	$651,080
Borrowings, net	$298,588
Other liabilities, net	31,436
Total liabilities	$330,024

OPERATING INFORMATION	Three Months Ended December 31, 2018	Year Ended December 31, 2018
Total revenue	$18,383	77,650
Expenses:
Depreciation and amortization	6,144	25,450
Property operating	8,487	33,874
Real estate taxes	2,408	10,157
Total expenses	17,039	69,481
Other income (expense):
Interest expense	(5,075)	(17,893)
Loss on extinguishment of debt	(1,542)	(1,542)
Gain on the sale of unconsolidated real estate venture	17,897	17,897
Interest and other income, net	59	(179)
Loss before income tax expense	12,683	6,452
Income tax expense	2	(12)
Net loss	$12,685	$6,440
Gain on the sale of interest in unconsolidated real estate venture	—	15,488
Basis difference with our unconsolidated real estate partners	2,764	3,091
Distributions in excess of our net investment in unconsolidated real estate ventures	7,374	13,676
Other	1,168	714
Income from unconsolidated real estate ventures, net	$23,991	$39,409

OTHER TANGIBLE ASSETS AND LIABILITIES, NET	DECEMBER 31, 2018 (Unaudited)

in thousands, at JBG SMITH share	December 31, 2018

Other Tangible Assets, Net (1) (2)
Restricted cash	$142,921
Tenant and other receivables, net	51,086
Other assets, net	36,975
Total Other Tangible Assets, Net	$230,982

Other Tangible Liabilities, Net (2) (3)
Accounts payable and accrued liabilities	$148,950
Other liabilities	169,765
Total Other Tangible Liabilities, Net	$318,715

____________________

(1)	Excludes cash and cash equivalents.

(2)	Excludes assets held for sale and liabilities related to assets held for sale.

(3)	Excludes debt.

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands	Three Months Ended December 31, 2018	Year Ended December 31, 2018

EBITDA, EBITDAre and Adjusted EBITDA
Net income	$994	$46,613
Depreciation and amortization expense	67,556	211,436
Interest expense (1)	18,184	74,447
Income tax benefit (expense)	698	(738)
Unconsolidated real estate ventures allocated share of above adjustments	10,253	42,016
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	(182)	(53)
EBITDA	$97,503	$373,721
Gain on sale of real estate	(6,394)	(52,183)
Gain on sale of unconsolidated real estate assets	(20,554)	(36,042)
EBITDAre	$70,555	$285,496
Transaction and other costs (2)	15,572	27,706
Loss on extinguishment of debt	617	5,153
Reduction of gain on bargain purchase	—	7,606
Share-based compensation related to Formation Transaction and special equity awards	9,118	36,030
Distributions in excess of our net investment in unconsolidated real estate venture (3)	(7,374)	(13,676)
Unconsolidated real estate ventures allocated share of above adjustments	1,542	1,572
Lease liability adjustments	(7,422)	(9,965)
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	—	(124)
Adjusted EBITDA	$82,608	$339,798

Net Debt to Adjusted EBITDA (4)	6.5x	6.3x

	December 31, 2018
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (5)	$2,130,704
Unconsolidated indebtedness (5)	298,588
Total consolidated and unconsolidated indebtedness	2,429,292
Less: cash and cash equivalents	273,611
Net Debt (at JBG SMITH Share)	$2,155,681
	$(0.27)
____________________

(1)	Interest expense includes the amortization of deferred financing costs and the marking-to-market of interest rate swaps and caps, net of capitalized interest.

(2)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs and severance costs), costs related to the pursuit of Amazon HQ2, and costs related to other completed, potential and pursued transactions.

(3)
Related to our investment in the real estate venture that owns 1101 17th Street. In June 2018, the mortgage loan payable that was collateralized by 1101 17th Street was refinanced eliminating the principal guaranty provisions that had been included in the prior loan. At the time of refinancing, distributions and our share of the cumulative earnings of the venture exceeded our investment in the venture by $5.4 million, which resulted in a negative investment balance. After the elimination of the principal guaranty provisions in the prior mortgage loan, we recognized the $5.4 million negative investment balance as income within “Income from unconsolidated real estate ventures, net” in our statements of operations for the year ended December 31, 2018, which results in a zero investment balance in the real estate venture that owns 1101 17th Street in our balance sheet as of December 31, 2018. We have also suspended the equity method of accounting for this venture and recognized as income in the three months and year ended December 31, 2018, $7.4 million and $8.3 million related to cash distributions.

(4)	Adjusted EBITDA for the three months ended December 31, 2018 is annualized by multiplying by four.

(5)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

in thousands, except per share data	Three Months Ended December 31, 2018	Year Ended December 31, 2018

FFO and Core FFO
Net income attributable to common shareholders	$710	$39,924
Net income attributable to redeemable noncontrolling interests	178	6,710
Net income (loss) attributable to noncontrolling interests	106	(21)
Net income	994	46,613
Gain on sale of real estate	(6,394)	(52,183)
Gain on sale of unconsolidated real estate assets	(20,554)	(36,042)
Real estate depreciation and amortization	64,891	201,062
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	6,079	25,039
Net income attributable to noncontrolling interests in consolidated real estate ventures	(182)	(51)
FFO Attributable to Operating Partnership Common Units	$44,834	$184,438
FFO attributable to redeemable noncontrolling interests	(5,741)	(25,798)
FFO attributable to common shareholders	$39,093	$158,640

FFO attributable to the operating partnership common units	$44,834	$184,438
Transaction and other costs, net of tax (1)	14,509	25,625
Mark-to-market on derivative instruments	(542)	(1,941)
Share of gain from mark-to-market on derivative instruments held by unconsolidated real estate ventures	379	(102)
Loss on extinguishment of debt, net of noncontrolling interests	2,159	6,571
Distributions in excess of our net investment in unconsolidated real estate venture (2)	(7,374)	(13,676)
Reduction of gain on bargain purchase	—	7,606
Share-based compensation related to Formation Transaction and special equity awards	9,118	36,030
Lease liability adjustments	(7,422)	(9,965)
Amortization of management contracts intangible, net of tax	1,287	5,148
Core FFO Attributable to Operating Partnership Common Units	$56,948	$239,734
Core FFO attributable to redeemable noncontrolling interests	(7,292)	(33,536)
Core FFO attributable to common shareholders	$49,656	$206,198
FFO per diluted common share	$0.32	$1.33
Core FFO per diluted common share	$0.41	$1.73
Weighted average diluted shares	120,917	119,176

See footnotes on page 17.

FFO, CORE FFO AND FAD (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

in thousands, except per share data	Three Months Ended December 31, 2018	Year Ended December 31, 2018

FAD
Core FFO attributable to the operating partnership common units	$56,948	$239,734
Recurring capital expenditures and second generation tenant improvements and leasing commissions	(35,836)	(72,113)
Straight-line and other rent adjustments (3)	(6,692)	(10,351)
Share of straight-line rent from unconsolidated real estate ventures	680	1,208
Third-party lease liability assumption payments	(1,130)	(3,133)
Share of third party lease liability assumption payments for unconsolidated real estate ventures	—	(50)
Share-based compensation expense	4,666	19,762
Amortization of debt issuance costs	1,140	4,660
Share of amortization of debt issuance costs from unconsolidated real estate ventures	67	268
Non-real estate depreciation and amortization	893	3,286
FAD available to the Operating Partnership Common Units (A) (4)	$20,736	$183,271
Distributions to common shareholders and unitholders (5) (B)	$31,284	$125,100
FAD Payout Ratio (B÷A) (6)	150.9%	68.3%

Capital Expenditures
Maintenance and recurring capital expenditures	$14,445	$28,230
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	978	2,821
Second generation tenant improvements and leasing commissions	19,211	37,980
Share of second generation tenant improvements and leasing commissions from unconsolidated real estate ventures	1,202	3,082
Recurring capital expenditures and second generation tenant improvements and leasing commissions	35,836	72,113
First generation tenant improvements and leasing commissions	8,215	23,519
Share of first generation tenant improvements and leasing commissions from unconsolidated real estate ventures	17	2,572
Non-recurring capital expenditures	15,375	25,401
Share of non-recurring capital expenditures from unconsolidated joint ventures	112	1,174
Non-recurring capital expenditures	23,719	52,666
Total JBG SMITH Share of Capital Expenditures	$59,555	$124,779
_______________

Note: FFO attributable to operating partnership common units and common shareholders for prior periods has been restated in compliance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement issued in 2018.

(1)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs, and severance costs), costs related to the pursuit of Amazon HQ2, and costs related to other completed, potential and pursued transactions.

(2)
Related to our investment in the real estate venture that owns 1101 17th Street. In June 2018, the mortgage loan payable that was collateralized by 1101 17th Street was refinanced eliminating the principal guaranty provisions that had been included in the prior loan. At the time of refinancing, distributions and our share of the cumulative earnings of the venture exceeded our investment in the venture by $5.4 million, which resulted in a negative investment balance. After the elimination of the principal guaranty provisions in the prior mortgage loan, we recognized the $5.4 million negative investment balance as income within “Income from unconsolidated real estate ventures, net” in our statements of operations for the year ended December 31, 2018, which results in a zero investment balance in the real estate venture that owns 1101 17th Street in our balance sheet as of December 31, 2018. We have also suspended the equity method of accounting for this venture and recognized as income in the three months and year ended December 31, 2018, $7.4 million and $8.3 million related to cash distributions.

(3)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.

(4)
The fourth quarter decline in FAD available to the Operating Partnership Units was attributable to a significant increase in second generation tenant improvements and leasing commissions from the early renewal of several leases during the quarter and an increase in recurring capital expenditures, which is consistent with historical seasonality trends.

(5)	In December 2018, our Board of Trustees declared regular quarterly dividends of $0.225 per common share and a special dividend of $0.10 per common share, both of which were paid in January 2019.

(6)
The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands, at JBG SMITH share	Three Months Ended December 31, 2018
	Source of Revenue
	Third-Party Management	JBG SMITH JV Partner (1)	JBG Legacy Funds	Total

Service Revenue
Property management fees	$2,790	$1,350	$1,467	$5,607
Asset management fees	—	548	2,999	3,547
Leasing fees	1,493	541	158	2,192
Development fees	—	514	747	1,261
Construction management fees	760	240	157	1,157
Other service revenue	545	—	—	545
Total Revenue (2)	$5,588	$3,193	$5,528	$14,309
Pro Rata adjusted general and administrative expense: third-party real estate services (3)				(13,088)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$1,221

____________________

(1)
Service revenues from joint ventures are calculated on an asset-by-asset basis by applying our real estate venture partners’ respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.

(2)
Included in “Third-party real estate services, including reimbursements” in our consolidated statement of operations are $11.3 million of reimbursement revenue and $0.8 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.

(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and JBG Legacy Funds.
We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.
Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners’ respective economic interests to the total general and administrative expenses allocated to each asset. See "pro rata adjusted general and administrative expenses" on the next page for a reconciliation of "G&A: third-party real estate services" to "Pro Rata adjusted general and administrative expense: third-party real estate services."

(4)
Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure for its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by the Company and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands	Three Months Ended December 31, 2018
	Per Statement of Operations (1)	Adjustments (2)				Pro Rata Adjusted
		A	B	C	D

General and Administrative Expenses
Corporate and other	$8,512	$—	$—	$842	$(131)	$9,223
Third-party real estate services	25,274	—	(11,344)	(842)	—	13,088
Share-based compensation related to Formation Transaction and special equity awards	9,118	(9,118)	—	—	—	—
Total	$42,904	$(9,118)	$(11,344)	$—	$(131)	$22,311

_______________

(1)
Under the new lease accounting standards, we will no longer be able to capitalize internal leasing costs and instead may be required to expense these costs as incurred. Capitalized internal leasing costs were $2.2 million and $1.1 million for the three months ended December 31, 2018 and 2017, and $6.5 million and $2.9 million for the year ended December 31, 2018 and 2017.

(2)	Adjustments:

A - Removes share-based compensation related to the Formation Transaction and special equity awards.
B - Removes $11.3 million of G&A expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 18. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C - Reflects an adjustment to allocate our share of G&A expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners' share of G&A expenses from "Corporate and other" to "Third-party real estate services."

D - Reflects the adjustment to capitalize G&A expenses related to "Corporate and other" allocation in Adjustment C.

OPERATING ASSETS	DECEMBER 31, 2018 (Unaudited)

dollars in thousands, at JBG SMITH share				Plus: Signed But Not Yet Commenced Leases	Plus: Lease Up of Recently Delivered Assets (1)	Adjusted Annualized NOI
		Q4 2018 NOI	Annualized NOI
	% Occupied

Commercial (2)
DC	93.6%	$17,454	$69,816	$969	$—	$70,785
VA	84.0%	46,114	184,145	21,037	—	205,182
MD	82.1%	1,894	7,576	507	—	8,083
Total / weighted average	85.5%	$65,462	$261,537	$22,513	$—	$284,050

Multifamily
DC	91.5%	$6,099	$24,396	$344	$1,219	$25,959
VA	94.6%	12,342	49,368	—	—	49,368
MD	95.7%	1,637	6,548	—	—	6,548
Total / weighted average	93.9%	$20,078	$80,312	$344	$1,219	$81,875

Total / Weighted Average	87.7%	$85,540	$341,849	$22,857	$1,219	$365,925

____________________

(1)
Incremental multifamily revenue of a recently delivered multifamily asset calculated as the product of units available for occupancy up to 95.0% occupancy and the weighted average monthly market rent per unit as of December 31, 2018, multiplied by 12. Excludes potential revenue from vacant retail space in recently delivered multifamily assets.

(2)	Includes the Crystal City Marriott and 1700 M Street. The Crystal City Marriott and 1700 M Street are excluded from the percent occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended December 31,
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased (1)	% Occupied (1)	2018	2017	% Change

Same Store (2)
DC	14	2,575,355 SF/ 1,541 Units	1,863,099 SF/ 857 Units	95.5%	94.1%	$18,966	$19,509	(2.8)%
VA	34	9,111,544 SF/ 3,196 Units	8,235,195 SF/ 2,885 Units	90.3%	86.0%	54,301	59,258	(8.4)%
MD	9	551,382 SF/ 1,287 Units	500,009 SF/ 498 Units	89.3%	88.2%	3,531	4,174	(15.4)%
Total / weighted average	57	12,238,281 SF/ 6,024 Units	10,598,303 SF/ 4,240 Units	91.2%	87.6%	$76,798	$82,941	(7.4)%

Non-Same Store
DC	2	34,000 SF/ 291 Units	34,000 SF/ 291 Units	83.1%	80.4%	$4,587	$5,882	(22.0)%
VA	3	662,186 SF	662,186 SF	93.7%	93.2%	4,155	774	436.8%
MD	—	—	—	—	—	—	—	—
Total / weighted average	5	696,186 SF/ 291 Units	696,186 SF/ 291 Units	91.0%	89.8%	$8,742	$6,656	31.3%

Total Operating Portfolio
DC	16	2,609,355 SF/ 1,832 Units	1,897,099 SF/ 1,148 Units	94.5%	93.0%	$23,553	$25,391	(7.2)%
VA	37	9,773,730 SF/ 3,196 Units	8,897,381 SF/ 2,885 Units	90.5%	86.4%	58,456	60,032	(2.6)%
MD	9	551,382 SF/ 1,287 Units	500,009 SF/ 498 Units	89.3%	88.2%	3,531	4,174	(15.4)%
Operating Portfolio - Total / Weighted Average	62	12,934,467 SF/ 6,315 Units	11,294,489 SF/ 4,531 Units	91.2%	87.7%	$85,540	$89,597	(4.5)%
_______________

(1)	The Crystal City Marriott and 1700 M Street are excluded from the percent leased and percent occupied metrics.

(2)
Same store refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. JBG Assets are included in the same store pool.

SUMMARY & SAME STORE NOI (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Year Ended December 31,
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased (1)	% Occupied (1)	2018	2017	% Change

Same Store (2)
DC	5	1,454,091 SF/ 283 Units	1,359,263 SF/ 283 Units	95.7%	95.2%	$54,567	$54,439	0.2%
VA	26	7,376,337 SF/ 2,151 Units	7,376,337 SF/ 2,151 Units	89.6%	84.8%	192,808	194,784	(1.0)%
MD	1	213,131 SF	213,131 SF	96.8%	94.8%	2,927	3,801	(23.0)%
Total / weighted average	32	9,043,559 SF/ 2,434 Units	8,948,731 SF/ 2,434 Units	90.7%	86.6%	$250,302	$253,024	(1.1)%

Non-Same Store
DC	11	1,155,264 SF/ 1,549 Units	537,836 SF/ 865 Units	93.1%	89.9%	$46,451	$42,680	8.8%
VA	11	2,397,393 SF/ 1,045 Units	1,521,044 SF/ 734 Units	94.0%	93.2%	57,334	40,448	41.7%
MD	8	338,251 SF/ 1,287 Units	286,878 SF/ 498 Units	87.0%	86.1%	12,016	13,214	(9.1)%
Total / weighted average	30	3,890,908 SF/ 3,881 Units	2,345,758 SF/ 2,097 Units	92.6%	91.0%	$115,801	$96,342	20.2%

Total Operating Portfolio
DC	16	2,609,355 SF/ 1,832 Units	1,897,099 SF/ 1,148 Units	94.5%	93.0%	$101,018	$97,119	4.0%
VA	37	9,773,730 SF/ 3,196 Units	8,897,381 SF/ 2,885 Units	90.5%	86.4%	250,142	235,232	6.3%
MD	9	551,382 SF/ 1,287 Units	500,009 SF/ 498 Units	89.3%	88.2%	14,943	17,015	(12.2)%
Operating Portfolio - Total / Weighted Average	62	12,934,467 SF/ 6,315 Units	11,294,489 SF/ 4,531 Units	91.2%	87.7%	$366,103	$349,366	4.8%

_______________

Note: Includes financial information for the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of the beginning of the periods presented.

(1)	The Crystal City Marriott and 1700 M Street are excluded from the percent leased and percent occupied metrics.

(2)
Same store refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool.

SUMMARY NOI (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands	NOI for the Three Months Ended December 31, 2018 at JBG SMITH Share
	Consolidated (6)	Unconsolidated (7)	Commercial (6) (7)	Multifamily	Total
Number of operating assets	46	16	46	16	62
Property rentals (1)	$108,992	$11,980	$92,972	$28,000	$120,972
Tenant expense reimbursement	13,261	2,270	13,600	1,931	15,531
Other revenue	9,005	890	8,189	1,706	9,895
Total revenue	131,258	15,140	114,761	31,637	146,398

Operating expenses	(51,775)	(6,275)	(46,497)	(11,553)	(58,050)
Ground rent expense	(2,802)	(6)	(2,802)	(6)	(2,808)
Total expenses	(54,577)	(6,281)	(49,299)	(11,559)	(60,858)

NOI (1)	$76,681	$8,859	$65,462	$20,078	$85,540

Annualized NOI	$306,413	$35,436	$261,537	$80,312	$341,849
Additional Information
Free rent (at 100% share)	$6,863	$829	$7,234	$458	$7,692
Free rent (at JBG SMITH share)	$6,863	$27	$6,704	$186	$6,890
Annualized free rent (at JBG SMITH share) (2)	$27,452	$108	$26,816	$744	$27,560
Payments associated with assumed lease liabilities (at 100% share)	$1,130	$—	$1,130	$—	$1,130
Payments associated with assumed lease liabilities (at JBG SMITH share)	$1,130	$—	$1,130	$—	$1,130
Annualized payments associated with assumed lease liabilities (at JBG SMITH share)(3)	$4,520	$—	$4,520	$—	$4,520
% occupied (at JBG SMITH share) (4)	87.6%	89.1%	85.5%	93.9%	87.7%
Annualized base rent of signed leases, not commenced (at 100% share) (5)	$22,005	$2,424	$24,085	$344	$24,429
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (5)	$22,005	$852	$22,513	$344	$22,857
___________________

(1)
Property rentals excludes straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. NOI excludes approximately $4.6 million of related party management fees at JBG SMITH's share. See definition of NOI on page 51.

(2)	Represents JBG SMITH's share of free rent for the three months ended December 31, 2018 multiplied by four.

(3)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended December 31, 2018 multiplied by four.

(4)	The Crystal City Marriott and 1700 M Street are excluded from the percent occupied metric.

(5)
Represents monthly base rent before free rent and straight line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Includes only leases for office and retail spaces that were vacant as of December 31, 2018.

(6)	Includes $0.7 million of annualized NOI from 1233 20th Street, which was sold in October 2018. Includes $6.9 million of annualized NOI from Commerce Executive, which was sold in February 2019.

(7)	Includes $14.0 million of annualized NOI from our 55% interest in the joint venture that owned The Warner, which was sold in December 2018.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands	NOI for the Three Months Ended December 31, 2018 at JBG SMITH Share
	Consolidated (6)	Unconsolidated (7)	DC (6) (7)	VA (6)	MD	Total
Number of operating assets	36	10	10	32	4	46
Property rentals (1)	$83,186	$9,786	$23,866	$65,813	$3,293	$92,972
Tenant expense reimbursement	11,417	2,183	4,502	8,830	268	13,600
Other revenue	7,435	754	1,434	6,230	525	8,189
Total revenue	102,038	12,723	29,802	80,873	4,086	114,761

Operating expenses	(41,025)	(5,472)	(12,148)	(32,370)	(1,979)	(46,497)
Ground rent expense	(2,802)	—	(200)	(2,389)	(213)	(2,802)
Total expenses	(43,827)	(5,472)	(12,348)	(34,759)	(2,192)	(49,299)

NOI (1)	$58,211	$7,251	$17,454	$46,114	$1,894	$65,462

Annualized NOI	$232,533	$29,004	$69,816	$184,145	$7,576	$261,537
Additional Information
Free rent (at 100% share)	$6,711	$523	$980	$5,995	$259	$7,234
Free rent (at JBG SMITH share)	$6,711	$(7)	$688	$5,778	$238	$6,704
Annualized free rent (at JBG SMITH share) (2)	$26,844	$(28)	$2,752	$23,112	$952	$26,816
Payments associated with assumed lease liabilities (at 100% share)	$1,130	$—	$—	$1,130	$—	$1,130
Payments associated with assumed lease liabilities (at JBG SMITH share)	$1,130	$—	$—	$1,130	$—	$1,130
Annualized payments associated with assumed lease liabilities (at JBG SMITH share) (3)	$4,520	$—	$—	$4,520	$—	$4,520
% occupied (at JBG SMITH share) (4)	85.4%	87.0%	93.6%	84.0%	82.1%	85.5%
Annualized base rent of signed leases, not commenced (at 100% share) (5)	$21,661	$2,424	$2,402	$21,176	$507	$24,085
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (5)	$21,661	$852	$969	$21,037	$507	$22,513
___________________

(1)
Property rentals excludes straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. NOI excludes approximately $3.6 million of related party management fees at JBG SMITH's share. See definition of NOI on page 51.

(2)	Represents JBG SMITH's share of free rent for the three months ended December 31, 2018 multiplied by four.

(3)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended December 31, 2018 multiplied by four.

(4)	The Crystal City Marriott and 1700 M Street are excluded from the percent occupied metric.

(5)
Represents monthly base rent before free rent and straight line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Includes only leases for office and retail spaces that were vacant as of December 31, 2018.

(6)	Includes $0.7 million of annualized NOI from 1233 20th Street, which was sold in October 2018. Includes $6.9 million of annualized NOI from Commerce Executive, which was sold in February 2019.

(7)	Includes $14.0 million of annualized NOI from our 55% interest in the joint venture that owned The Warner, which was sold in December 2018.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands	NOI for the Three Months Ended December 31, 2018 at JBG SMITH Share
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	10	6	6	5	5	16
Property rentals (1)	$25,806	$2,194	$8,553	$17,033	$2,414	$28,000
Tenant expense reimbursement	1,844	87	660	1,213	58	1,931
Other revenue	1,570	136	459	1,099	148	1,706
Total revenue	29,220	2,417	9,672	19,345	2,620	31,637

Operating expenses	(10,750)	(803)	(3,573)	(7,003)	(977)	(11,553)
Ground rent expense	—	(6)	—	—	(6)	(6)
Total expenses	(10,750)	(809)	(3,573)	(7,003)	(983)	(11,559)

NOI (1)	$18,470	$1,608	$6,099	$12,342	$1,637	$20,078

Annualized NOI	$73,880	$6,432	$24,396	$49,368	$6,548	$80,312
Additional Information
Free rent (at 100% share)	$152	$306	$199	$88	$171	$458
Free rent (at JBG SMITH share)	$152	$34	$109	$67	$10	$186
Annualized free rent (at JBG SMITH share) (2)	$608	$136	$436	$268	$40	$744
Payments associated with assumed lease liabilities (at 100% share)	$—	$—	$—	$—	$—	$—
Payments associated with assumed lease liabilities (at JBG SMITH share)	$—	$—	$—	$—	$—	$—
Annualized payments associated with assumed lease liabilities (at JBG SMITH share) (3)	$—	$—	$—	$—	$—	$—
% occupied (at JBG SMITH share)	94.0%	93.5%	91.5%	94.6%	95.7%	93.9%
Annualized base rent of signed leases, not commenced (at 100% share) (4)	$344	—	$344	—	—	$344
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (4)	$344	—	$344	—	—	$344
___________________

(1)
Property rentals excludes straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. NOI excludes approximately $1.0 million of related party management fees at JBG SMITH's share. See definition of NOI on page 51.

(2)	Represents JBG SMITH's share of free rent for the three months ended December 31, 2018 multiplied by four.

(3)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended December 31, 2018 multiplied by four.

(4)
Represents monthly base rent before free rent and straight line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Includes only leases for office and retail spaces that were vacant as of December 31, 2018.

NOI RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income (loss) attributable to common shareholders	$710	$(16,418)	$39,924	$(71,753)
Add:
Depreciation and amortization expense	67,556	51,933	211,436	161,659
General and administrative expense:
Corporate and other	8,512	7,437	33,728	39,350
Third-party real estate services	25,274	21,557	89,826	51,919
Share-based compensation related to Formation Transaction and special equity awards	9,118	14,806	36,030	29,251
Transaction and other costs	15,572	12,566	27,706	127,739
Interest expense	18,184	14,328	74,447	58,141
Loss on extinguishment of debt	617	12	5,153	701
Reduction of gain (gain) on bargain purchase	—	3,395	7,606	(24,376)
Income tax expense (benefit)	698	(9,595)	(738)	(9,912)
Net (income) loss attributable to redeemable noncontrolling interests	178	(2,331)	6,710	(7,328)
Less:
Third-party real estate services, including reimbursements	26,421	24,355	98,699	63,236
Other income	1,454	1,466	6,358	5,167
Income (loss) from unconsolidated real estate ventures, net	23,991	(2,778)	39,409	(4,143)
Interest and other income, net	9,991	422	15,168	1,788
Gain on sale of real estate	6,394	—	52,183	—
Net (income) loss attributable to noncontrolling interests	(106)	3	21	3
Consolidated NOI	78,274	74,222	319,990	289,340
NOI attributable to consolidated JBG Assets (1)	—	—	—	24,936
Proportionate NOI attributable to unconsolidated JBG Assets (1)	—	—	—	8,688
Proportionate NOI attributable to unconsolidated real estate ventures	8,847	8,646	36,824	21,530
Non-cash rent adjustments (2)	(6,691)	887	(10,349)	(6,715)
Other adjustments (3)	5,110	5,842	19,638	11,587
Total adjustments	7,266	15,375	46,113	60,026
NOI	$85,540	$89,597	$366,103	$349,366
Non-same store NOI (4)	8,742	6,656	115,801	96,342
Same store NOI (5)	$76,798	$82,941	$250,302	$253,024

Growth in same store NOI	(7.4)%		(1.1)%
Number of properties in same store pool	57		32
___________________

(1)	Includes financial information for the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of the beginning of the period presented.

(2)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.

(3)
Adjustment to include other income and payments associated with assumed lease liabilities related to operating properties, and exclude incidental income generated by development assets and commercial lease termination revenue. Includes property management fees of $4.1 million and $4.2 million for the three months ended December 31, 2018 and 2017 and $16.6 million and $7.8 million for the years ended December 31, 2018 and 2017.

(4)
Includes the results for properties that were not owned, operated and in service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

(5)
Includes the results of the properties that are owned, operated and in service for the entirety of both periods being compared except for properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

LEASING ACTIVITY - OFFICE	DECEMBER 31, 2018 (Unaudited)

square feet in thousands	Three Months Ended December 31, 2018	Year Ended December 31, 2018
Square feet leased:
At 100% share	828	1,988
At JBG SMITH share	741	1,759
Initial rent (1)	$45.08	$46.64
Straight-line rent (2)	$48.93	$48.39
Weighted average lease term (years)	10.2	8.7
Weighted average free rent period (months)	10.0	8.0
Second generation space:	380	656
Square feet	361	1,103
Cash basis:
Initial rent (1)	$40.14	$44.77
Prior escalated rent	$43.31	$47.95
% change	(7.3)%	(6.6)%
GAAP basis:
Straight-line rent (2)	$42.95	$45.24
Prior straight-line rent	$41.60	$44.71
% change	3.2%	1.2%
Tenant improvements:
Per square foot	$66.70	$53.83
Per square foot per annum	$6.54	$6.18
% of initial rent	14.5%	13.3%
Leasing commissions:
Per square foot	$19.70	$14.81
Per square foot per annum	$1.93	$1.70
% of initial rent	4.3%	3.6%
___________________
Note: At JBG SMITH share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation space represents square footage that was vacant for less than nine months.

(1)
Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis deferred rent per square foot.

(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, and includes the effect of free rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	DECEMBER 31, 2018 (Unaudited)

square feet in thousands, dollars per square feet, at JBG SMITH share	Trailing Five Quarter Average	Three Months Ended
		December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Square feet	463	741	378	319	322	558
Weighted average lease term (years)	8.2	10.2	7.0	8.6	7.3	7.9
Initial rent (1)	$46.88	$45.08	$42.89	$54.01	$47.35	$45.07
Base rent per annum (2)	$56.06	$57.48	$44.43	$67.89	$54.38	$56.14
Tenant improvements per annum	(5.99)	(6.54)	(3.77)	(7.46)	(6.27)	(5.91)
Leasing commissions per annum	(1.62)	(1.93)	(0.61)	(2.03)	(1.80)	(1.72)
Free rent per annum	(4.34)	(3.69)	(3.55)	(4.05)	(5.89)	(4.52)
Net Effective Rent	$44.12	$45.32	$36.50	$54.35	$40.42	$43.99

DC
Square feet	85	72	88	175	50	39
Initial rent (1)	$58.38	$76.45	$49.73	$66.29	$53.92	$45.53
Net effective rent	$52.21	$70.85	$42.34	$64.65	$45.76	$37.47

VA
Square feet	337	658	282	115	250	380
Initial rent (1)	$41.09	$41.83	$41.08	$38.20	$44.08	$40.28
Net effective rent	$35.66	$41.85	$33.86	$30.61	$35.28	$36.71

MD
Square feet	42	10	8	28	22	139
Initial rent (1)	$46.80	$32.24	$31.75	$42.70	$69.26	$58.03
Net effective rent	$40.83	$27.21	$20.30	$37.38	$64.96	$54.29
____________________
Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation space represents square footage that was vacant for less than nine months.

(1)
Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.

(2)
Represents the weighted average base rent before free rent, plus estimated tenant reimbursements that is recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by square feet, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	DECEMBER 31, 2018 (Unaudited)

		At JBG SMITH Share
Year of Lease Expiration	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent (in thousands)	% of Total Annualized Rent	Annualized Rent Per Square Foot	Estimated Annualized Rent Per Square Foot at Expiration (1)
Month-to-Month	58	268,723	2.8%	$10,859	2.6%	$40.41	$40.41
2019	136	779,695	8.0%	33,120	7.8%	42.48	42.79
2020	141	1,136,248	11.7%	48,307	11.4%	42.51	43.64
2021	117	914,267	9.4%	42,240	9.9%	46.20	48.78
2022	97	1,334,682	13.7%	58,200	13.7%	43.61	45.20
2023	89	561,432	5.8%	23,483	5.5%	41.83	45.91
2024	81	933,791	9.6%	43,036	10.1%	46.09	50.73
2025	47	386,267	4.0%	14,634	3.4%	37.89	42.58
2026	56	320,468	3.3%	13,649	3.2%	42.59	49.99
2027	44	427,730	4.4%	18,278	4.3%	42.73	51.25
Thereafter	107	2,651,778	27.3%	118,979	28.1%	44.87	57.53
Total / Weighted Average	973	9,715,081	100.0%	$424,785	100.0%	$43.72	$49.29
____________________
Note: Includes all in-place leases as of December 31, 2018 for office and retail space within JBG SMITH's operating portfolio and assuming no exercise of renewal options or early termination rights.

(1)
Represents monthly base rent before free rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by square feet. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of December 31, 2018, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	DECEMBER 31, 2018 (Unaudited)

in thousands		At JBG SMITH Share
		Estimated Rent (1) for the Quarter Ending						Total Annualized Estimated Rent Thereafter (3)
Assets	C/U (2)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020

Commercial
Operating	C	$619	$2,722	$3,861	$4,414	$4,414	$4,747	$21,661
Operating	U	38	213	213	213	213	213	852
Under construction (4)	C	—	—	314	2,961	3,929	3,929	15,714
Under construction	U	309	926	926	1,245	2,101	2,535	12,049
Total		$966	$3,861	$5,314	$8,833	$10,657	$11,424	$50,276

Multifamily
Operating	C	$—	$86	$86	$86	$86	$86	$344
Under construction	C	9	74	202	265	556	702	2,806
Under construction	U	—	—	—	—	—	5	385
Total		$9	$160	$288	$351	$642	$793	$3,535

Total		$975	$4,021	$5,602	$9,184	$11,299	$12,217	$53,811

____________________
Note: Includes only leases for office and retail spaces that were vacant as of December 31, 2018.

(1)
Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease’s estimated commencement date. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(2)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(3)
Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(4)	Commercial under construction consolidated includes contractual revenue of $4.8 million annually from JBG SMITH's lease at 4747 Bethesda Avenue, estimated to commence in Q4 2019.

TENANT CONCENTRATION	DECEMBER 31, 2018 (Unaudited)

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	66	2,487,060	25.6%	$98,745	23.2%
2	Gartner, Inc.	1	348,847	3.6%	21,629	5.1%
3	Family Health International	3	295,977	3.0%	14,677	3.5%
4	Lockheed Martin Corporation	3	274,361	2.8%	13,330	3.1%
5	WeWork (1)	2	205,565	2.1%	10,890	2.6%
6	Arlington County	3	237,001	2.4%	9,987	2.4%
7	Accenture LLP	2	130,716	1.3%	7,371	1.7%
8	Greenberg Traurig LLP	1	116,067	1.2%	7,136	1.7%
9	Public Broadcasting Service	1	140,885	1.5%	5,811	1.4%
10	Evolent Health LLC	1	90,905	0.9%	4,814	1.1%
11	National Consumer Cooperative	1	86,814	0.9%	4,059	1.0%
12	RTKL Associates Inc	2	63,403	0.7%	4,056	1.0%
13	Conservation International Foundation	1	86,981	0.9%	4,025	0.9%
14	Chemonics International	2	98,932	1.0%	3,957	0.9%
15	Booz Allen Hamilton Inc	3	94,158	1.0%	3,835	0.9%
16	U.S. Green Building Council	1	54,675	0.6%	3,799	0.9%
17	The International Justice Mission	1	74,833	0.8%	3,785	0.9%
18	Cushman & Wakefield U.S. Inc	1	58,641	0.6%	3,703	0.9%
19	DRS Tech Inc dba Finmeccanica	2	82,852	0.9%	3,695	0.9%
20	American Diabetes Association	1	80,998	0.8%	3,353	0.8%
	Other	875	4,605,410	47.4%	192,128	45.1%
	Total	973	9,715,081	100.0%	$424,785	100.0%
_______________
Note: Includes all in-place leases as of December 31, 2018 for office and retail space within JBG SMITH's operating portfolio.

(1) Excludes the WeLive lease at 2221 South Clark Street.

INDUSTRY DIVERSITY	DECEMBER 31, 2018 (Unaudited)

dollars in thousands			At JBG SMITH Share
	Industry	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	Government	82	2,791,746	28.7%	$111,879	26.3%
2	Government Contractors	107	1,708,245	17.6%	76,324	18.0%
3	Business Services	136	1,430,937	14.7%	69,060	16.3%
4	Member Organizations	79	945,105	9.7%	44,752	10.5%
5	Real Estate	47	447,919	4.6%	21,802	5.1%
6	Health Services	48	364,916	3.8%	14,688	3.5%
7	Legal Services	35	275,302	2.8%	14,487	3.4%
8	Food and Beverage	118	256,661	2.6%	14,033	3.3%
9	Communications	15	228,171	2.3%	9,278	2.2%
10	Educational Services	21	184,920	1.9%	7,631	1.8%
	Other	285	1,081,159	11.3%	40,851	9.6%
	Total	973	9,715,081	100.0%	$424,785	100.0%
_______________
Note: Includes all in-place leases as of December 31, 2018 for office and retail space within JBG SMITH's operating portfolio.

PORTFOLIO SUMMARY	DECEMBER 31, 2018 (Unaudited)

	Number of Assets	Rentable Square Feet	Number of Units (1)	Estimated Potential Development Density (2)

Wholly Owned
Operating	46	14,249,481	4,207	—
Under construction	5	1,285,516	721	—
Future development	25	—	—	18,853,500
Total	76	15,534,997	4,928	18,853,500

Real Estate Ventures
Operating	16	4,244,293	2,108	—
Under construction	4	1,181,735	755	—
Future development	16	—	—	4,217,500
Total	36	5,426,028	2,863	4,217,500

Total Portfolio	112	20,961,025	7,791	23,071,000

Total Portfolio (at JBG SMITH Share)	112	17,236,652	5,829	19,628,300
____________________
Note: At 100% share, unless otherwise indicated.

(1)	For assets under construction, represents estimated number of units based on current design plans.

(2)	Includes estimated potential office, multifamily and retail development density.

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2018 (Unaudited)

Commercial Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)

DC
Universal Buildings	Uptown	100.0%	C	Y / Y	1956 / 1990	659,965	568,890	91,075	98.2%	98.0%	99.6%	$31,895	$48.55	$53.19
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	378,660	347,340	31,320	98.4%	99.0%	92.6%	23,592	63.94	55.60
1730 M Street (5)	CBD	100.0%	C	Y / Y	1964 / 1998	204,736	196,718	8,018	88.9%	87.0%	100.0%	8,667	48.34	49.27
1600 K Street	CBD	100.0%	C	Y / N	1950 / 2000	82,011	69,620	12,391	98.6%	98.3%	100.0%	4,316	51.19	65.58
1700 M Street (6)	CBD	100.0%	C	N / N	N/A	34,000	—	—	—	—	—	—	—	—
L’Enfant Plaza Office-East (5)	Southwest	49.0%	U	Y / N	1972 / 2012	397,057	397,057	—	90.8%	90.8%	—	16,782	46.53	—
L’Enfant Plaza Office-North	Southwest	49.0%	U	Y / N	1969 / 2014	299,476	280,002	19,474	95.1%	84.2%	85.9%	11,524	47.71	16.56
L’Enfant Plaza Retail (5)	Southwest	49.0%	U	Y / N	1968 / 2014	119,361	16,596	102,765	82.6%	100.0%	79.8%	4,909	36.36	52.53
The Foundry	Georgetown	9.9%	U	Y / N	1973 / 2017	223,359	216,505	6,854	83.2%	76.4%	100.0%	7,929	46.26	40.88
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	210,730	200,972	9,758	82.7%	82.7%	82.7%	9,005	50.90	67.76

VA
Courthouse Plaza 1 and 2 (5)	Clarendon/Courthouse	100.0%	C	Y / Y	1989 / 2013	633,256	576,063	57,193	85.1%	83.6%	100.0%	$23,190	$44.05	$34.65
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	505,754	505,349	405	95.3%	95.3%	—	23,408	48.58	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / N/A	502,526	498,320	4,206	77.7%	77.5%	100.0%	17,895	45.97	31.96
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	467,040	416,080	50,960	87.3%	83.9%	100.0%	17,215	43.98	36.46
1550 Crystal Drive (7)	National Landing	100.0%	C	Y / Y	1980 / 2001	451,037	451,037	—	96.0%	81.4%	—	14,592	39.73	—
RTC-West (7)	Reston	100.0%	C	Y / N	1988 / 2014	435,998	435,998	—	88.8%	88.8%	—	14,831	38.33	—
RTC-West Retail	Reston	100.0%	C	N / N	2017 / N/A	40,025	—	40,025	91.9%	—	91.9%	2,463	—	66.94
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	440,046	433,284	6,762	90.9%	82.7%	49.7%	16,381	45.19	57.44
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / N/A	398,329	386,639	11,690	72.9%	72.1%	100.0%	12,109	41.97	35.42
Commerce Executive (7) (8)	Reston	100.0%	C	Y / Y	1987 / 2015	388,562	372,302	16,260	89.4%	84.3%	95.2%	11,811	36.24	28.30
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,032	335,686	48,346	85.3%	83.2%	100.0%	12,602	41.69	19.80
241 18th Street S.	National Landing	100.0%	C	Y / Y	1977 / 2013	357,685	331,195	26,490	79.0%	72.4%	91.5%	9,903	38.45	28.02
251 18th Street S.	National Landing	100.0%	C	Y / Y	1975 / 2013	342,155	292,984	49,171	99.4%	100.0%	96.2%	13,901	41.29	38.16
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2002	336,159	333,546	2,613	100.0%	100.0%	100.0%	10,862	32.31	32.83
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / N/A	329,903	318,778	11,125	90.5%	87.8%	100.0%	10,503	35.86	41.37
800 North Glebe Road	Ballston	100.0%	C	Y / N	2012 / N/A	303,644	277,397	26,247	100.0%	100.0%	100.0%	15,771	52.43	46.79
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	282,920	282,920	—	70.6%	44.8%	—	4,838	38.21	—
1901 South Bell Street	National Landing	100.0%	C	Y / Y	1968 / 2008	277,003	275,079	1,924	100.0%	100.0%	100.0%	11,009	40.00	2.26
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,952	264,102	12,850	92.4%	47.1%	100.0%	4,905	37.46	19.35

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2018 (Unaudited)

Commercial Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)
Crystal City Marriott (345 Rooms)	National Landing	100.0%	C	Y / Y	1968 / 2013	266,000	—	—	—	—	—	$—	$—	$—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	249,281	249,281	—	98.8%	98.8%	—	10,170	41.31	—
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,736	202,736	—	86.7%	86.7%	—	7,871	44.78	—
2001 Jefferson Davis Highway	National Landing	100.0%	C	Y / Y	1967 / N/A	159,838	159,838	—	67.3%	64.0%	—	3,509	34.31	—
1800 South Bell Street (7)	National Landing	100.0%	C	N / N	1969 / 2007	69,621	45,142	24,479	100.0%	100.0%	100.0%	2,438	48.80	9.61
Crystal City Shops at 2100	National Landing	100.0%	C	Y / Y	1968 / 2006	59,574	—	59,574	91.2%	—	91.2%	948	—	17.44
Crystal Drive Retail	National Landing	100.0%	C	Y / Y	2003 / N/A	56,965	—	56,965	97.3%	—	97.3%	2,951	—	53.27
Vienna Retail*	Vienna	100.0%	C	Y / Y	1981 / N/A	8,584	—	8,584	100.0%	—	100.0%	420	—	48.94
Stonebridge at Potomac Town Center*	Prince William County	10.0%	U	Y / N	2012 / N/A	503,683	—	503,683	94.4%	—	93.9%	15,629	—	33.06
Pickett Industrial Park	Eisenhower Avenue	10.0%	U	Y / N	1973 / N/A	246,145	246,145	—	100.0%	100.0%	—	3,860	15.68	—
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / N	1996 / 2014	143,676	130,922	12,754	80.8%	79.3%	96.0%	4,610	41.02	28.69
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / N	1961 / N/A	102,061	94,477	7,584	84.9%	87.5%	40.4%	2,240	25.43	44.75

MD
7200 Wisconsin Avenue	Bethesda CBD	100.0%	C	Y / N	1986 / 2015	267,602	250,650	16,952	72.6%	70.7%	80.8%	$9,103	$47.44	$50.69
One Democracy Plaza* (5)	Bethesda‑Rock Spring	100.0%	C	Y / Y	1987 / 2013	213,131	210,993	2,138	96.8%	94.8%	100.0%	6,505	32.19	30.20
4749 Bethesda Avenue Retail	Bethesda CBD	100.0%	C	Y / N	2016 / N/A	7,999	—	7,999	47.9%	—	47.9%	1,011	—	264.00
11333 Woodglen Drive	Rockville Pike Corridor	18.0%	U	Y / N	2004 / N/A	62,650	54,077	8,573	97.6%	97.2%	100.0%	2,249	35.63	43.82

Total / Weighted Average						12,381,927	10,724,720	1,357,207	89.6%	85.3%	93.4%	$440,322	$42.79	$38.53

Recently Delivered
VA
CEB Tower at Central Place (5)	Rosslyn	100.0%	C	N / N	2018 / N/A	552,540	524,537	28,003	93.0%	92.6%	100.0%	30,780	61.39	34.12

Operating - Total / Weighted Average						12,934,467	11,249,257	1,385,210	89.8%	85.7%	93.5%	$471,102	$43.72	$38.43

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2018 (Unaudited)

Commercial Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)
Under Construction
DC
1900 N Street (5) (9)	CBD	55.0%	U			271,433	258,931	12,502	65.2%
L’Enfant Plaza Office-Southeast	Southwest	49.0%	U			215,185	215,185	—	74.3%
VA
1770 Crystal Drive (10)	National Landing	100.0%	C			271,572	258,299	13,273	2.7%
Central District Retail	National Landing	100.0%	C			108,825	—	108,825	45.0%
MD
4747 Bethesda Avenue (11)	Bethesda CBD	100.0%	C			291,414	285,251	6,163	77.7%
Under Construction - Total / Weighted Average						1,158,429	1,017,666	140,763	53.5%

Total / Weighted Average						14,092,896	12,266,923	1,525,973	86.7%

Totals at JBG SMITH Share
In service assets						10,741,949	9,634,679	807,270	89.4%	85.1%	94.4%	$387,182	$43.43	$40.96
Recently delivered assets						552,540	524,537	28,003	93.0%	92.6%	100.0%	30,780	61.39	34.12
Operating assets						11,294,489	10,159,216	835,273	89.6%	85.5%	94.6%	417,962	44.44	40.72
Under construction assets						926,530	791,392	135,137	49.5%
											1,174,626.9

Number of Assets and Total Square Feet Reconciliation
	Number of Assets	At 100% Share	At JBG SMITH Share
Operating Assets		Square Feet	Square Feet
Q3 2018	49	13,729,973	11,794,866
Placed into service (5)	1	34,000	34,000
Dispositions (12)	(2)	(733,137)	(470,583)
Out-of-service adjustment (13)	(2)	(93,394)	(60,728)
Building re-measurements	—	(2,975)	(3,066)
Q4 2018	46	12,934,467	11,294,489

See footnotes on page 37.

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2018 (Unaudited)

Footnotes
Note: At 100% share, unless otherwise noted. Excludes our 10% subordinated interests in three commercial buildings held through a real estate venture in which we have no economic interest.
* Not Metro-Served.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.

(3)
Represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied office square footage may differ from leased office square footage because leased office square footage includes leases that have been signed but have not yet commenced.

(4)
Represents annualized retail rent divided by occupied retail square feet. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes leases that have been signed but have not yet commenced.

(5)	The following assets are subject to ground leases:

Commercial Asset	Ground Lease Expiration Date
1730 M Street	4/30/2061
L'Enfant Plaza Office - East	11/23/2064
L'Enfant Plaza Retail	11/23/2064
Courthouse Plaza 1 and 2	1/19/2062
One Democracy Plaza	11/17/2084
CEB Tower at Central Place*	6/2/2102
1900 N Street**	5/31/2106
* We have an option to purchase the ground lease at a fixed price.
** Only a portion of the asset is subject to a ground lease.

(6)
In December 2018, we sold a 99-year term leasehold interest in 1700 M Street to Skanska. 1700 M Street is a 34,000 square foot development site located in the CBD submarket of Washington, DC. JBG SMITH will retain the fee ownership of the land.

(7)
The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Commercial Asset	In-Service	Not Available for Lease
1550 Crystal Drive	451,037	43,655
RTC - West	435,998	17,988
Commerce Executive	388,562	14,085
1800 South Bell Street	69,621	150,321

(8)	In February 2019, we sold Commerce Executive for $115.0 million

(9)	Ownership percentage reflects expected dilution of JBG SMITH as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 68.5%.

(10)
Amazon is expected to lease 258,299 SF at 1770 Crystal Drive. With this expected lease with Amazon, the asset would be 97.8% pre-leased, and the pre-leased status of our total under construction portfolio would be 75.8% (77.4% at our share).

(11)	Includes JBG SMITH’s lease for approximately 84,400 square feet.

(12)	In October 2018, we sold 1233 20th Street for $65.0 million. In December 2018, our unconsolidated real estate venture with CPPIB sold The Warner for a sales price of $376.5 million.

(13)	Wiehle Avenue Office Building and NoBe II Office were taken out of service in Q4 2018.

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2018 (Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit (3) (4)	Monthly Rent Per Square Foot (4) (5)

DC
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / N	2015 / N/A	345	384,316	253,652	130,664	98.6%	95.9%	100.0%	$9,136	$1,757	$2.39
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	96.5%	95.8%	—	11,245	3,458	3.58
North End Retail	U Street/Shaw	100.0%	C	Y / N	2015 / N/A	—	27,355	—	27,355	100.0%	N/A	100.0%	1,403	N/A	N/A
The Gale Eckington	H Street/NoMa	5.0%	U	Y / N	2013 / 2017	603	466,716	465,516	1,200	91.9%	90.2%	100.0%	13,347	2,039	2.64
Atlantic Plumbing	U Street/Shaw	64.0%	U	Y / N	2015 / N/A	310	245,527	221,788	23,739	96.0%	93.9%	100.0%	10,052	2,560	3.58

VA
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2013	1,670	1,322,016	1,319,354	2,662	95.6%	94.1%	100.0%	$33,540	$1,774	$2.25
The Bartlett	National Landing	100.0%	C	Y / N	2016 / N/A	699	619,372	577,295	42,077	95.7%	93.6%	100.0%	22,291	2,671	3.23
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	97.4%	95.8%	100.0%	7,979	2,603	2.56
2221 South Clark Street	National Landing	100.0%	C	Y / Y	1964 / 2016	216	164,743	164,743	—	100.0%	100.0%	—	3,516	N/A	N/A
Fairway Apartments*	Reston	10.0%	U	Y / N	1969 / 2005	346	370,850	370,850	—	95.0%	95.1%	—	6,494	1,645	1.53

MD
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / N	1938 / 2011	268	222,949	222,949	—	98.0%	96.6%	—	$5,278	$1,698	$2.04
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / N	1938 / 1986	170	112,259	112,259	—	97.1%	95.3%	—	2,872	1,477	2.24
Galvan	Rockville Pike Corridor	1.8%	U	Y / N	2015 / N/A	356	390,641	295,033	95,608	95.9%	94.9%	96.8%	10,816	1,786	2.15
The Alaire (6)	Rockville Pike Corridor	18.0%	U	Y / N	2010 / N/A	279	266,497	251,691	14,806	94.7%	92.8%	100.0%	5,916	1,718	1.90
The Terano (6) (7)	Rockville Pike Corridor	1.8%	U	Y / N	2015 / N/A	214	195,864	183,496	12,368	92.4%	91.1%	76.2%	4,366	1,744	2.03

Total / Weighted Average						6,024	5,333,845	4,981,803	352,042	95.8%	94.2%	98.3%	$148,251	$2,048	$2.47

Recently Delivered
DC
1221 Van Street	Ballpark/Southeast	100.0%	C	N / N	2018 / N/A	291	225,462	202,715	22,747	83.1%	80.4%	79.8%	7,649	2,392	3.43
Operating - Total / Weighted Average						6,315	5,559,307	5,184,518	374,789	95.3%	93.6%	97.2%	$155,900	$2,062	$2.51

Under Construction
DC
West Half	Ballpark/Southeast	100.0%	C			465	388,174	346,415	41,759
965 Florida Avenue (8)	U Street/Shaw	96.1%	C			433	336,092	290,296	45,796
Atlantic Plumbing C	U Street/Shaw	100.0%	C			256	225,531	206,057	19,474

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2018 (Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit (3) (4)	Monthly Rent Per Square Foot (4) (5)

MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	U			322	359,025	338,990	20,035

Under Construction - Total						1,476	1,308,822	1,181,758	127,064

Total						7,791	6,868,129	6,366,276	501,853

Totals at JBG SMITH Share
In service assets						4,240	3,673,835	3,449,652	224,182	96.5%	94.9%	100.0%	$106,349	$2,123	$2.60
Recently delivered assets						291	225,462	202,715	22,747	83.1%	80.4%	79.8%	7,649	2,392	3.43
Operating assets						4,531	3,899,297	3,652,367	246,929	95.7%	93.9%	98.1%	113,998	2,138	2.64
Under construction assets						1,298	1,116,337	1,001,058	115,279

Number of Assets and Total Square Feet/Units Reconciliation
	Number of Assets	At 100% Share	At JBG SMITH Share
Operating Assets		Square Feet/Units	Square Feet/Units
Q3 2018	16	5,554,123 SF/ 6,307 Units	3,894,113 SF/ 4,523 Units
Placed into service	—	6,100 SF/ 8 Units	6,100 SF/ 8 Units
Out-of-service adjustment	—	—	—
Building re-measurements	—	(916) SF	(916) SF
Q4 2018	16	5,559,307 SF/ 6,315 Units	3,899,297 SF/ 4,531 Units

Leasing Activity - Multifamily
	Number of Assets	Number of Units	Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
			Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change
DC	4	857	$2,515	$2,620	(4.0)%	95.2%	91.3%	3.9%	$24,610	$24,592	0.1%
VA	4	2,669	2,090	2,089	—	94.2%	93.8%	0.4%	63,018	62,765	0.4%
MD	5	498	1,627	1,651	(1.5)%	95.7%	95.5%	0.2%	9,315	9,274	0.4%
Total / Weighted Average	13	4,024	$2,123	$2,145	(1.0)%	94.6%	93.3%	1.3%	$96,943	$96,631	0.3%
Note: At JBG SMITH share. Includes both Vornado Included Assets and JBG Assets placed in service prior to October 1, 2017.

See footnotes on page 40.

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2018 (Unaudited)

Footnotes

Note: At 100% share.
* Not Metro-Served.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.

(3)
Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but have not yet commenced.

(4)	Excludes North End Retail and 2221 South Clark Street (WeLive).

(5)
Represents multifamily rent divided by occupied multifamily square feet; retail rent and retail square feet are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes leases that have been signed but have not yet commenced.

(6)	The following assets are subject to ground leases:

Multifamily Asset	Ground Lease Expiration Date
The Alaire	3/27/2107
The Terano	8/5/2112

(7)
The following asset contains space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Multifamily Asset	In-Service	Not Available for Lease
The Terano	195,864	3,904

(8)
Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 88.1%.

PROPERTY TABLE - UNDER CONSTRUCTION	DECEMBER 31, 2018 (Unaudited)

dollars in thousands, except per square foot data		% Ownership	Estimated Square Feet	% Pre-Leased	Weighted Average Pre-Lease Rent Per Square Foot (1)	Estimated Number of Units		Schedule (2)		At JBG SMITH Share
							Construction Start Date	Estimated Completion Date	Estimated Stabilization Date	Historical Cost (3)	Estimated Incremental Investment	Estimated Total Investment
Asset	Submarket

Commercial
DC
1900 N Street (4)	CBD	55.0%	271,433	65.2%	$85.80	—	Q2 2017	Q2 2020	Q4 2022	$99,894	$23,995	$123,889
L'Enfant Plaza Office - Southeast	Southwest	49.0%	215,185	74.3%	54.58	—	Q1 2017	Q3 2019	Q2 2021	42,706	4,536	47,242
VA
1770 Crystal Drive (5) (6)	National Landing	100.0%	271,572	2.7%	56.43	—	Q4 2018	Q2 2021	Q2 2021	43,306	76,636	119,942
Central District Retail (6)	National Landing	100.0%	108,825	45.0%	37.90	—	Q4 2018	Q2 2021	Q4 2021	14,022	103,104	117,126
MD
4747 Bethesda Avenue (7)	Bethesda CBD	100.0%	291,414	77.7%	61.19	—	Q2 2017	Q4 2019	Q2 2021	103,147	57,473	160,620
Total/weighted average			1,158,429	53.5%	$64.61	—	Q4 2017	Q3 2020	Q3 2021	$303,075	$265,744	$568,819

Multifamily
DC
West Half	Ballpark/Southeast	100.0%	388,174	—	—	465	Q1 2017	Q1 2020	Q1 2021	163,221	65,148	228,369
965 Florida Avenue (8)	U Street/Shaw	96.1%	336,092	—	—	433	Q4 2017	Q4 2020	Q1 2022	48,358	104,261	152,619
Atlantic Plumbing C	U Street/Shaw	100.0%	225,531	—	—	256	Q1 2017	Q4 2019	Q3 2020	124,399	34,254	158,653
MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	359,025	—	—	322	Q2 2017	Q3 2020	Q4 2021	44,461	49,954	94,415
Total/weighted average			1,308,822	—	—	1,476	Q2 2017	Q2 2020	Q2 2021	$380,439	$253,617	$634,056

Under Construction - Total / Weighted Average (9)			2,467,251	53.5%	$64.61	1,476	Q3 2017	Q2 2020	Q2 2021	$683,514	$519,361	$1,202,875
Under Construction - Total / Weighted Average at JBG SMITH Share (9)			2,042,866	49.5%	$62.72	1,298

				Commercial	Multifamily	Total
Weighted average projected NOI yield at JBG SMITH share:
Estimated total project cost (10)				6.5%	6.4%	6.4%				Consol	440,876
Estimated total investment				6.4%	6.0%	6.2%				Unconsol	78,485
Estimated incremental investment				13.7%	15.0%	14.3%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)				$36.3	$37.9	$74.2
____________________
Note: At 100% share, unless otherwise noted.

(1)
Based on leases signed as of December 31, 2018 and calculated as contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to contractual monthly base rent.

(2)	Average dates are weighted by JBG SMITH share of estimated square feet.

(3)	Historical cost excludes certain GAAP adjustments, such as capitalized payroll, interest and ground lease costs. See definition of historical cost on page 51.

(4)	Ownership percentage reflects expected dilution of JBG SMITH as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 68.5%.

(5)
Amazon is expected to lease 258,299 SF at 1770 Crystal Drive. With this expected lease with Amazon, we expect the asset would be 97.8% pre-leased and the pre-leased status of the total under construction portfolio would be 75.8% (77.4% at our share).

(6)	Historical cost of 1770 Crystal Drive and Central District Retail includes $4.4 million and $4.3 million of prior design costs not related to the current planned development.

(7)	Includes JBG SMITH’s lease for approximately 84,400 square feet.

(8)
Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 88.1%.

(9)	Multifamily assets are excluded from the percent pre-leased and the weighted average pre-lease rent per square foot metrics.

(10)	Estimated total project cost is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction.

PROPERTY TABLE - FUTURE DEVELOPMENT	DECEMBER 31, 2018 (Unaudited)

dollars in thousands, except per square foot data, at JBG SMITH share						Estimated Commercial SF / Multifamily Units to be Replaced (1)			Estimated Capitalized Cost of SF / Units to Be Replaced (4)	Estimated Capitalized Cost of Ground Rent Payments (5)		Estimated Total Investment per SF
	Number of Assets							Estimated Remaining Acquisition Cost (3)			Estimated Total Investment
		Estimated Potential Development Density (SF)					Historical Cost (2)
Region		Total	Office	Multifamily	Retail

Owned
DC
DC	8	1,678,400	312,100	1,357,300	9,000	—	106,283	N/A	—	—	$106,283	$63.32
VA
National Landing (6)	15	11,038,400	7,551,200	3,341,700	145,500	229,459 SF	311,572	N/A	41,733	—	353,305	32.01
Reston	5	3,483,200	1,299,800	1,971,400	212,000	15 units	76,098	N/A	3,056	—	79,154	22.72
Other VA	4	220,600	88,200	121,300	11,100	21,544 SF	2,086	N/A	4,515	2,480	9,081	41.17
	24	14,742,200	8,939,200	5,434,400	368,600	251,003 SF / 15 units	389,756	N/A	49,304	2,480	441,540	29.95
MD
Silver Spring	1	1,276,300	—	1,156,300	120,000	170 units	15,060	N/A	31,600	—	46,660	36.56
Greater Rockville	4	126,500	19,200	88,600	18,700	—	3,630	N/A	—	664	4,294	33.94
	5	1,402,800	19,200	1,244,900	138,700	170 units	18,690	N/A	31,600	664	50,954	36.32
Total / weighted average	37	17,823,400	9,270,500	8,036,600	516,300	251,003 SF / 185 units	$514,729	N/A	$80,904	$3,144	$598,777	$33.59

Optioned (7)
DC
DC	3	1,793,600	78,800	1,498,900	215,900	—	$18,724	$25,051	$—	$71,113	$114,888	$64.05
VA
Other VA	1	11,300	—	10,400	900	—	76	995	—	—	1,071	94.78
Total / weighted average	4	1,804,900	78,800	1,509,300	216,800	—	$18,800	$26,046	$—	$71,113	$115,959	$64.25

Total / Weighted Average	41	19,628,300	9,349,300	9,545,900	733,100	251,003 SF / 185 units	$533,529	$26,046	$80,904	$74,257	$714,736	$36.41
____________________

(1)
Represents management's estimate of the total office and/or retail rentable square feet and multifamily units that would need to be redeveloped to access some of the estimated potential development density.

(2)
Historical cost includes certain intangible assets, such as option and transferable density rights values; and excludes certain GAAP adjustments, such as capitalized payroll, interest and ground lease costs. See definition of historical cost on page 51.

(3)	Represents management's estimate of remaining deposits, option payments, and option strike prices as of December 31, 2018.

(4)
Capitalized value of estimated commercial square feet / multifamily units to be replaced, which generated approximately $1.2 million of NOI for the three months ended December 31, 2018 (included in the NOI of the applicable operating segment), at a 6.0% capitalization rate.

(5)
Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate. Two owned parcels and one optioned parcel are leasehold interests with estimated annual stabilized ground rent payments totaling $3.7 million.

(6)	Includes 4.1 million square feet of estimated potential development density that JBG SMITH intends to sell to Amazon for $294 million.

(7)	As of December 31, 2018, the weighted average remaining term for the optioned future development assets is 5.5 years.

DISPOSITION & RECAPITALIZATION ACTIVITY	DECEMBER 31, 2018 (Unaudited)

Disposition Activity (1):

dollars in thousands, at JBG SMITH share					Total Square Feet/ Estimated Potential Development Density	Gross Sales Price	Net Cash Proceeds	Book Gain
Assets	Ownership Percentage	Asset Type	Location	Date Disposed

Q1 2018
Summit - MWAA	100.0%	Future Development	Reston, VA	February 13, 2018	—	$2,154	$2,154	$455

Q2 2018
Summit I and II / Summit Land (2)	100.0%	Commercial / Future Development	Reston, VA	April 3, 2018	284,118 / 700,000	$95,000	$35,240	$6,189
Bowen Building	100.0%	Commercial	Washington, DC	May 1, 2018	231,402	140,000	136,488	27,207
Subtotal					515,520 / 700,000	$235,000	$171,728	$33,396

Q3 2018
Investment Building	5.0%	Commercial	Washington, DC	August 23, 2018	20,069	$24,602	24,688	15,488
Executive Tower	100.0%	Commercial	Washington, DC	September 21, 2018	129,831	121,445	113,267	12,378
Subtotal					149,900	$146,047	$137,955	$27,866

Q4 2018
1233 20th Street (3)	100.0%	Commercial	Washington, DC	October 23, 2018	149,684	65,000	21,229	4,354
Falkland Chase - North (out-of-service portion)	100.0%	Multifamily	Silver Spring, MD	October 25, 2018	13,284	3,819	3,819	1,600
The Warner (4)	55.0%	Commercial	Washington, DC	December 28, 2018	320,899	207,075	199,751	20,554
Subtotal					483,867	$275,894	$224,799	$26,508

Total					1,149,287 / 700,000	$659,095	$536,636	$88,225

Recapitalization Activity:
In February 2018, JBG SMITH closed a joint venture with Canadian Pension Plan Investment Board (CPPIB) to recapitalize 1900 N Street, an Under Construction commercial asset consisting of approximately 271,000 square feet in the CBD of Washington, DC. CPPIB will commit approximately $101.3 million for a 45% interest based on a total capitalization of approximately $225 million.
In December 2018, JBG SMITH sold to Skanska a 99-year term leasehold interest in 1700 M Street, a 34,000 square foot development site located in the CBD of Washington, DC.
Note: For the year ended December 31, 2018, disposed assets generated $23.6 million of NOI ($30.8 million including Commerce Executive (1)).
_______________

(1)
As of December 31, 2018, Commerce Executive was classified as held for sale in our condensed consolidated balance sheet. In February 2019, we sold Commerce Executive for a gross sales price of $115.0 million. The sale also included approximately 894,000 square feet of estimated potential development density.

(2)	In connection with the sale, we repaid the related $59.0 million mortgage loan.

(3)	In connection with the sale, we repaid the related $41.9 million mortgage loan.

(4)	In connection with the sale, our unconsolidated real estate venture repaid the related mortgage payable of $270.5 million.

DEBT SUMMARY	DECEMBER 31, 2018 (Unaudited)

dollars in thousands, at JBG SMITH share	2019	2020	2021	2022	2023	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($1 billion commitment)	$—	$—	$—	$—	$—	$—	$—
Term loans ($400 million commitment)	—	—	—	—	100,000	200,000	300,000
Total unsecured debt	—	—	—	—	100,000	200,000	300,000
Secured Debt:
Consolidated principal balance	182,467	97,141	331,881	327,500	177,736	727,927	1,844,652
Unconsolidated principal balance	118,738	41,077	—	74,270	20,693	44,612	299,390
Total secured debt	301,205	138,218	331,881	401,770	198,429	772,539	2,144,042

Total Consolidated and Unconsolidated Principal Balance	$301,205	$138,218	$331,881	$401,770	$298,429	$972,539	$2,444,042

% of total debt maturing	12.3%	5.7%	13.6%	16.4%	12.2%	39.8%	100.0%
% floating rate (1)	100.0%	20.5%	38.1%	—	—	21.5%	27.2%
% fixed rate (2)	—%	79.5%	61.9%	100.0%	100.0%	78.5%	72.8%

Weighted Average Interest Rates
Variable rate	5.07%	6.14%	3.56%	—	—	4.06%	4.51%
Fixed rate	—	3.32%	4.19%	3.94%	4.49%	4.18%	4.13%
Total Weighted Average Interest Rates	5.07%	3.90%	3.95%	3.94%	4.49%	4.16%	4.23%

	Credit Facility
	Revolving Credit Facility	Tranche A-1 Term Loan	Tranche A-2 Term Loan	Total/Weighted Average			2,144,652
Credit limit	$1,000,000	$200,000	$200,000	$1,400,000			2.12%
Outstanding principal balance	$—	$100,000	$200,000	$300,000
Letters of credit	$5,743	$—	$—	$5,743
Undrawn capacity	$994,257	$100,000	$—	$1,094,257
Interest rate spread (3)	1.10%	1.20%	1.55%	1.43%
All-In interest rate (4)	3.60%	3.32%	4.05%	3.81%
Initial maturity date	Jul-21	Jan-23	Jul-24	—
Delayed draw availability period	—	Jul-19	—	—
____________________

(1)	Floating rate debt includes floating rate loans with interest rate caps.

(2)	Fixed rate debt includes floating rate loans with interest rate swaps.

(3)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.

(4)	The all-in interest rate is inclusive of interest rate swaps. As of December 31, 2018, only the $100 million outstanding balance on the Tranche A-1 Term Loan had been swapped.

DEBT BY INSTRUMENT	DECEMBER 31, 2018 (Unaudited)

dollars in thousands Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate (1)	Initial Maturity Date	Extended Maturity Date (2)

Consolidated
Courthouse Plaza 1 and 2	100.0%	—	L + 1.60%	—	4.10%	05/10/19	05/10/20
RTC - West	100.0%	97,141	L + 1.50%	Swap	3.33%	04/12/20	04/12/21
WestEnd25	100.0%	97,881	4.88%	Fixed	4.88%	06/01/21	06/01/21
Universal Buildings	100.0%	182,467	L + 1.90%	Cap	4.40%	08/12/19	08/12/21
The Bartlett	100.0%	220,000	L + 1.70%	Swap	3.79%	06/20/22	06/20/22
Credit Facility - Revolving Credit Facility	100.0%	—	L + 1.10%	—	3.60%	07/16/21	07/16/22
Credit Facility -Tranche A-1 Term Loan	100.0%	100,000	L + 1.20%	Swap	3.32%	01/18/23	01/18/23
2121 Crystal Drive	100.0%	136,728	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	41,008	3.78%	Fixed	3.78%	06/01/23	06/01/23
CEB Tower at Central Place (3)	100.0%	234,000	L + 1.65%	Swap	3.56%	11/07/21	11/07/23
800 North Glebe Road	100.0%	107,500	L + 1.60%	Swap	3.60%	06/30/22	06/30/24
Credit Facility - Tranche A-2 Term Loan	100.0%	200,000	L + 1.55%	—	4.05%	07/18/24	07/18/24
2101 L Street	100.0%	137,453	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,664	7.94%	Fixed	7.94%	01/01/25	01/01/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
Fort Totten Square	100.0%	73,600	L + 1.35%	Swap	3.77%	05/18/25	05/18/25
1730 M Street	100.0%	47,500	L + 1.25%	Swap	3.92%	12/21/25	12/21/25
1235 S. Clark Street	100.0%	78,000	3.94%	Fixed	3.94%	11/01/27	11/01/27
Total Consolidated Principal Balance		2,144,652
Premium / (discount) recognized as a result of the Formation Transaction		1,266
Deferred financing costs - mortgage loans		(7,564)		1,569,918
Deferred financing costs - credit facility		(7,650)		1,060,951
Total Consolidated Indebtedness		$2,130,704		1,369,918

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgages payable		$1,838,381
Revolving credit facility		—	—	4,806
Deferred financing costs, net - credit facility (included in other assets)		(4,806)
Unsecured term loan		297,129
Total Consolidated Indebtedness		$2,130,704

DEBT BY INSTRUMENT	DECEMBER 31, 2018 (Unaudited)

dollars in thousands Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate (1)	Initial Maturity Date	Extended Maturity Date (2)

Unconsolidated
11333 Woodglen Drive	18.0%	12,802	L + 1.90%	Swap	3.52%	01/01/20	01/01/20
Galvan	1.8%	89,500	L + 1.75%	Cap	4.25%	03/06/20	03/06/21
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	48,390	L + 2.00%	Cap	3.00%	11/17/19	11/17/21
The Foundry	9.9%	56,545	L + 1.85%	Cap	4.35%	12/12/19	12/12/21
L'Enfant Plaza Office - North, L'Enfant Plaza Office - East, L'Enfant Plaza Retail (4)	49.0%	213,162	L + 3.65%	—	6.46%	05/08/19	05/08/22
L'Enfant Plaza Office - Southeast	49.0%	54,497	L + 3.75%	Cap	6.25%	05/08/20	05/08/22
Atlantic Plumbing	64.0%	100,000	L + 1.50%	Swap	5.08%	11/08/22	11/08/22
Stonebridge at Potomac Town Center	10.0%	104,606	L + 1.70%	Swap	3.25%	12/10/20	12/10/22
The Alaire	18.0%	48,000	L + 1.82%	Cap	4.32%	03/01/25	03/01/25
1101 17th Street	55.0%	60,000	L + 1.25%	Swap	4.13%	06/13/25	06/13/25
Fairway Apartments	10.0%	47,293	L + 1.50%	Swap	3.60%	07/01/22	07/01/25
7900 Wisconsin Avenue	50.0%	—	4.82%	Fixed	4.82%	07/15/25	07/15/25
The Gale Eckington	5.0%	110,813	L + 1.60%	Swap	3.56%	07/31/22	07/31/25
Pickett Industrial Park	10.0%	23,600	L + 1.45%	Swap	3.56%	09/04/25	09/04/25
The Terano	1.8%	$34,000	L + 1.35%	Swap	4.45%	11/08/25	11/08/25
Wardman Park	16.7%	124,158	4.77%	Fixed	4.77%	02/01/23	02/01/28
Total Unconsolidated Principal Balance		1,127,366
Deferred financing costs		(1,998)
Total Unconsolidated Indebtedness		$1,125,368

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH share		$2,144,652
Unconsolidated principal balance at JBG SMITH share		299,390	2%
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share		$2,444,042

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share		$2,130,704
Unconsolidated indebtedness at JBG SMITH Share		298,588
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		$2,429,292	2.43
____________________

(1)	December 31, 2018 one-month LIBOR of 2.50% applied to loans which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.

(2)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.

(3)	The notional amount of the CEB Tower at Central Place interest rate swap as of December 31, 2018 was $107.5 million.

(4)	The base rate for this loan is three-month LIBOR, which was 2.81% as of December 31, 2018.

CONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2018 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
MRP Realty
965 Florida Avenue (1)	Multifamily	Washington, DC	U Street/Shaw	96.1%	336,092

Total Consolidated Real Estate Ventures					336,092

____________________

Note: Total square feet at 100% share.

(1)
Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 88.1%.

UNCONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2018 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Landmark
L'Enfant Plaza Office - East	Commercial	Washington, DC	Southwest	49.0%	397,057
L'Enfant Plaza Office - North	Commercial	Washington, DC	Southwest	49.0%	299,476
L'Enfant Plaza Office - Southeast	Commercial	Washington, DC	Southwest	49.0%	215,185
L'Enfant Plaza Retail	Commercial	Washington, DC	Southwest	49.0%	119,361
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	143,676
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	102,061
11333 Woodglen Drive	Commercial	Rockville, MD	Rockville Pike Corridor	18.0%	62,650
Galvan	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	390,641
The Alaire	Multifamily	Rockville, MD	Rockville Pike Corridor	18.0%	266,497
The Terano	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	195,864
NoBe II Land	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	589,000
Rosslyn Gateway - South Land	Future Development	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Future Development	Arlington, VA	Rosslyn	18.0%	311,000
L'Enfant Plaza Office - Center	Future Development	Washington, DC	Southwest	49.0%	350,000
Courthouse Metro Land	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	286,500
Courthouse Metro Land - Option	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	62,500
5615 Fishers Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	106,500
12511 Parklawn Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	6,500
Woodglen	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	—
					4,402,968

CBREI Venture
Stonebridge at Potomac Town Center	Commercial	Woodbridge, VA	Prince William County	10.0%	503,683
Pickett Industrial Park	Commercial	Alexandria, VA	Eisenhower Avenue	10.0%	246,145
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	223,359
The Gale Eckington	Multifamily	Washington, DC	H Street/NoMa	5.0%	466,716
Fairway Apartments	Multifamily	Reston, VA	Reston	10.0%	370,850
Atlantic Plumbing	Multifamily	Washington, DC	U Street/Shaw	64.0%	245,527
Fairway Land	Future Development	Reston, VA	Reston	10.0%	526,200
Stonebridge at Potomac Town Center - Land	Future Development	Woodbridge, VA	Prince William County	10.0%	232,700
					2,815,180

UNCONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2018 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Canadian Pension Plan Investment Board
1900 N Street (1)	Commercial	Washington, DC	CBD	55.0%	271,433
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	210,730
					482,163

Forest City
Waterfront Station	Future Development	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Future Development	Washington, DC	NoMa	30.0%	265,800
51 N Street	Future Development	Washington, DC	NoMa	30.0%	177,500
50 Patterson Street	Future Development	Washington, DC	NoMa	30.0%	142,200
					585,500

Berkshire Group
7900 Wisconsin Avenue	Multifamily	Bethesda, MD	Bethesda CBD	50.0%	359,025

CIM Group / Pacific Life Insurance Company
Wardman Park	Future Development	Washington, DC	Woodley Park	16.7%	—

Total Unconsolidated Real Estate Ventures					9,307,436

____________________

Note: Total square feet at 100% share.

(1)	Ownership percentage reflects expected dilution of JBG SMITH as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 68.5%.

DEFINITIONS	DECEMBER 31, 2018

Annualized Rent
“Annualized rent” is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before free rent, plus tenant reimbursements as of December 31, 2018, multiplied by 12, with triple net leases converted to a gross basis by adding estimated tenant reimbursements to monthly base rent, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before free rent as of December 31, 2018, multiplied by 12. Annualized rent excludes rent from signed but not yet commenced leases.
Annualized Rent Per Square Foot
“Annualized rent per square foot” is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Adjusted EBITDA
Management uses EBITDA and EBITDAre, non-GAAP financial measures, as supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our consolidated outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by NAREIT. NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains on sales of real estate and impairment losses of real estate, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.
“Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as transaction and other costs, gain (loss) on the extinguishment of debt, distributions in excess of our net investment in consolidated real estate ventures, gain on the bargain purchase of a business, lease liability adjutments and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.
Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 15.
Estimated Potential Development Density
‘‘Estimated potential development density’’ reflects management’s estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of December 31, 2018. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that estimated potential development density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.
Free Rent
‘‘Free rent’’ means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).
Funds from Operations ("FFO"), Core FFO and Funds Available for Distribution ("FAD")
FFO is a non-GAAP financial measure computed in accordance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement issued in 2018. NAREIT defines FFO as “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”
"Core FFO" represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, gain on the bargain purchase of a business, distributions in excess of our net investment in consolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, amortization of the management contracts intangible and the mark-to-market of interest rate swaps.
"FAD" is a non-GAAP financial measure and represents FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.
We believe FFO, Core FFO and FAD are meaningful non‑GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non‑GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance

DEFINITIONS	DECEMBER 31, 2018

measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income to FFO, Core FFO and FAD is presented on pages 16-17.
Future Development
“Future development” refers to assets that are development opportunities on which we do not intend to commence construction within 18 months of December 31, 2018 where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into a leasehold interest with respect to land.
Historical Cost, Estimated Incremental Investment, Estimated Total Investment and Estimated Total Project Cost
“Historical cost” is a non-GAAP measure which includes the total historical cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding free rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs, ground rent expenses and capitalized payroll costs incurred as of December 31, 2018.
“Estimated incremental investment” means management’s estimate of the remaining cost to be incurred in connection with the development of an asset as of December 31, 2018, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding free rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs, ground rent expenses and capitalized payroll costs.
“Estimated total investment” means, with respect to the development of an asset, the sum of the historical cost in such asset and the estimated incremental investment for such asset.
"Estimated total project cost" is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction.
Actual incremental investment, actual total investment and actual total project cost may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.
In Service
‘‘In service’’ refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of December 31, 2018.
Metro-Served
“Metro-served” means locations, submarkets or assets that are generally nearby and within walking distance of a Metro station, defined as being within 0.5 miles of an existing or planned Metro station.
Monthly Rent Per Unit
For multifamily assets, represents multifamily rent for the month ended December 31, 2018 divided by occupied units; retail rent is excluded from this metric.
Near-Term Development
‘‘Near-term development’’ refers to assets that have substantially completed the entitlement process and on which we intend to commence construction within 18 months following December 31, 2018, subject to market conditions.
Net Operating Income ("NOI"), Adjusted Annualized NOI, Estimated Stabilized NOI and Projected NOI Yield
“NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended December 31, 2018 multiplied by four. Due to seasonality in the hospitality business, annualized NOI for Crystal City Marriott represents the trailing twelve-month NOI as of December 31, 2018. Management believes Annualized NOI provides useful information in understanding JBG SMITH’s financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this Investor Package. There can be no assurance that the annualized NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period. We also report adjusted annualized NOI which includes signed but not yet commenced leases and incremental revenue from recently delivered assets assuming stabilization. While we believe adjusted annualized NOI provides useful information regarding potential future NOI from our assets, it does not account for any decrease in NOI for lease terminations, defaults or other negative events that could affect NOI and therefore, should not be relied upon as indicative of future NOI.
This Investor Package also contains management’s estimate of stabilized NOI and projections of NOI yield for under construction and near-term development assets, which are based on management’s estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package.

DEFINITIONS	DECEMBER 31, 2018

Management’s projections of NOI yield are not projections of JBG SMITH’s overall financial performance or cash flow, and there can be no assurance that the projected NOI yield set forth in this Investor Package will be achieved.
“Projected NOI yield” means our estimated stabilized NOI reported as a percentage of (i) estimated total project costs, (ii) estimated total investment and (iii) estimated incremental investment. Actual initial full year stabilized NOI yield may vary from the projected NOI yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the projected NOI yields described in this Investor Package.

The Company does not provide reconciliations for non-GAAP estimates on a future basis, including adjusted annualized NOI and estimated stabilized NOI because it is unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income. Additionally, no reconciliation of projected NOI yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Management uses each of these measures as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets.

However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of this measure of the operating performance of our assets is limited. Moreover, our method of calculating NOI may differ from other real estate companies and, accordingly, may not be comparable. NOI should be considered only as a supplement to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets.
Percent Leased
‘‘Percent leased’’ is based on leases signed as of December 31, 2018, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.
Percent Pre-Leased
‘‘Percent pre-leased’’ is based on leases signed as of December 31, 2018, and is calculated as the estimated rentable square feet leased divided by estimated total rentable square feet expressed as a percentage.
Percent Occupied
‘‘Percent occupied’’ is based on occupied rentable square feet/units as of December 31, 2018, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet are excluded from this calculation.
Pro Rata Adjusted General and Administrative (“G&A”) Expenses
"Pro Rata Adjusted G&A expenses", a non-GAAP financial measure, represents G&A expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the G&A expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our G&A expenses as compared to similar real estate companies and in general.
Recently Delivered
“Recently delivered” refers to commercial and multifamily assets that are below 90% leased and have been delivered within the 12 months ended December 31, 2018.
Same Store and Non-Same Store
“Same store” refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool for the year ended December 31, 2018.

“Non-same store” refers to all operating assets excluded from the same store pool.
Second Generation Lease
“Second generation lease” is a lease on space that had been vacant for less than nine months.

DEFINITIONS	DECEMBER 31, 2018

Signed But Not Yet Commenced Leases
“Signed but not yet commenced leases” means leases for assets in JBG SMITH’s portfolio that, as of December 31, 2018, have been executed but for which the contractual lease term had not yet begun, and no rental payments had yet been charged to the tenant.
Square Feet
‘‘Square feet’’ or ‘‘SF’’ refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management’s estimate of approximate rentable square feet, (iii) for assets under construction and near-term development assets, management’s estimate of approximate rentable square feet based on current design plans as of December 31, 2018, or (iv) for future development assets, management’s estimate of developable gross square feet based on its current business plans with respect to real estate owned or controlled as of December 31, 2018.
Transaction and Other Costs
Transaction and other costs include amounts incurred for transition services provided by our former parent, integration costs, severance costs, costs incurred in connection with recapitalization transactions and disposition and dead deal costs.
Under Construction
‘‘Under construction’’ refers to assets that were under construction during the three months ended December 31, 2018.

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

	Three Months Ended
dollars in thousands	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$994	$26,382	$24,023	$(4,786)	$(18,752)
Depreciation and amortization expense	67,556	46,603	48,117	49,160	51,933
Interest expense (1)	18,184	18,979	18,027	19,257	14,328
Income tax benefit (expense)	698	(841)	313	(908)	(9,595)
Unconsolidated real estate ventures allocated share of above adjustments	10,253	10,986	10,602	10,175	10,864
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	(182)	—	129	—	—
EBITDA	$97,503	$102,109	$101,211	$72,898	$48,778
Gain on sale of real estate	(6,394)	(11,938)	(33,396)	(455)	—
Gain on sale of unconsolidated real estate assets	(20,554)	(15,488)	—	—	—
EBITDAre	$70,555	$74,683	$67,815	$72,443	$48,778
Transaction and other costs (2)	15,572	4,126	3,787	4,221	12,566
Loss on extinguishment of debt	617	79	4,457	—	12
Reduction of gain on bargain purchase	—	—	7,606	—	3,395
Share-based compensation related to Formation Transaction and special equity awards	9,118	8,387	9,097	9,428	14,806
Distributions in excess of our net investment in unconsolidated real estate venture (3)	(7,374)	(890)	(5,412)	—	—
Unconsolidated real estate ventures allocated share of above adjustments	1,542	—	—	30	—
Lease liability adjustments	(7,422)	(2,543)	—	—	—
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	—	—	(124)	—	—
Adjusted EBITDA	$82,608	$83,842	$87,226	$86,122	$79,557

Net Debt to Adjusted EBITDA	6.5x	6.7x	6.3x	6.9x	7.1x

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (4)	$2,130,704	$2,103,589	$2,033,183	$2,185,461	$2,188,104
Unconsolidated indebtedness (4)	298,588	442,669	440,177	419,476	395,117
Total consolidated and unconsolidated indebtedness	2,429,292	2,546,258	2,473,360	2,604,937	2,583,221
Less: cash and cash equivalents	273,611	284,012	276,629	238,519	328,918
Net Debt (at JBG SMITH Share)	$2,155,681	$2,262,246	$2,196,731	$2,366,418	$2,254,303
____________________

(1)	Interest expense includes the amortization of deferred financing costs and the marking-to-market of interest rate swaps and caps, net of capitalized interest.

(2)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs and severance costs), costs related to the pursuit of Amazon HQ2, and costs related to other completed, potential and pursued transactions.

(3)
Related to our investment in the real estate venture that owns 1101 17th Street. In Q2 2018, the mortgage loan payable that was collateralized by 1101 17th Street was refinanced eliminating the principal guaranty provisions that had been included in the prior loan. At the time of refinancing, distributions and our share of the cumulative earnings of the venture exceeded our investment in the venture by $5.4 million, which resulted in a negative investment balance. After the elimination of the principal guaranty provisions in the prior mortgage loan, we recognized the $5.4 million negative investment balance as income within “Income from unconsolidated real estate ventures, net” in our statements of operations in Q2 2018, which results in a zero investment balance in the real estate venture that owns 1101 17th Street in our balance sheet as of December 31, 2018. We have also suspended the equity method of accounting for this venture and recognized as income in Q3 2018 and Q4 2018, $890,000 and $7.4 million related to cash distributions.

(4)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

	Three Months Ended
in thousands, except per share data	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017

FFO and Core FFO
Net income (loss) attributable to common shareholders	$710	$22,830	$20,574	$(4,190)	$(16,418)
Net income (loss) attributable to redeemable noncontrolling interests	178	3,552	3,574	(594)	(2,331)
Net income (loss) attributable to noncontrolling interests	106	—	(125)	(2)	(3)
Net income (loss)	994	26,382	24,023	(4,786)	(18,752)
Gain on sale of real estate	(6,394)	(11,938)	(33,396)	(455)	—
Gain on sale of unconsolidated real estate assets	(20,554)	(15,488)	—	—	—
Real estate depreciation and amortization	64,891	43,945	45,587	46,639	49,548
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	6,079	6,345	6,179	6,436	7,235
Net (income) attributable to noncontrolling interests in consolidated real estate ventures	(182)	—	129	2	—
FFO Attributable to Operating Partnership Common Units	$44,834	$49,246	$42,522	$47,836	$38,031
FFO attributable to redeemable noncontrolling interests	(5,741)	(6,631)	(6,299)	(7,127)	(5,572)
FFO attributable to common shareholders	$39,093	$42,615	$36,223	$40,709	$32,459

FFO attributable to the operating partnership common units	$44,834	$49,246	$42,522	$47,836	$38,031
Transaction and other costs, net of tax (1)	14,509	3,586	3,394	4,136	6,709
Mark-to-market on derivative instruments	(542)	152	(432)	(1,119)	(881)
Share of gain from mark-to-market on derivative instruments held by unconsolidated real estate ventures	379	(49)	(90)	(342)	(507)
Loss on extinguishment of debt, net of noncontrolling interests	2,159	79	4,333	—	12
Distributions in excess of our net investment in unconsolidated real estate venture (2)	(7,374)	(890)	(5,412)	—	—
Reduction of gain on bargain purchase	—	—	7,606	—	3,395
Share-based compensation related to Formation Transaction and special equity awards	9,118	8,387	9,097	9,428	14,806
Lease liability adjustments	(7,422)	(2,543)	—	—	—
Amortization of management contracts intangible, net of tax	1,287	1,288	1,287	1,286	161
Tax benefit associated with the 2017 Tax Act	—	—	—	—	(3,854)
Core FFO Attributable to Operating Partnership Common Units	$56,948	$59,256	$62,305	$61,225	$57,872
Core FFO attributable to redeemable noncontrolling interests	(7,292)	(7,978)	(9,229)	(9,037)	(8,480)
Core FFO attributable to common shareholders	$49,656	$51,278	$53,076	$52,188	$49,392
FFO per diluted common share	$0.32	$0.36	$0.31	$0.35	$0.28
Core FFO per diluted common share	$0.41	$0.43	$0.45	$0.44	$0.42
Weighted average diluted shares	120,917	119,835	117,955	117,955	117,955

See footnotes on page 56.

APPENDIX - FFO, CORE FFO AND FAD (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

	Three Months Ended
in thousands, except per share data	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017

FAD
Core FFO attributable to the operating partnership common units	$56,948	$59,256	$62,305	$61,225	$57,872
Recurring capital expenditures and second generation tenant improvements and leasing commissions	(35,836)	(19,123)	(11,057)	(6,097)	(24,930)
Straight-line and other rent adjustments (3)	(6,692)	(1,368)	(1,216)	(1,075)	887
Share of straight-line rent from unconsolidated real estate ventures	680	180	189	159	108
Third-party lease liability assumption payments	(1,130)	(912)	(619)	(472)	(1,059)
Share of third party lease liability assumption payments for unconsolidated real estate ventures	—	—	—	(50)	(312)
Share-based compensation expense	4,666	4,879	5,941	4,276	2,028
Amortization of debt issuance costs	1,140	1,155	1,201	1,164	1,060
Share of amortization of debt issuance costs from unconsolidated real estate ventures	67	66	66	69	54
Non-real estate depreciation and amortization	893	886	758	749	928
FAD available to the Operating Partnership Common Units (A) (4)	$20,736	$45,019	$57,568	$59,948	$36,636
Distributions to common shareholders and unitholders (5) (B)	$31,284	$31,196	$31,197	$31,423	$31,097
FAD Payout Ratio (B÷A)	150.9%	69.3%	54.2%	52.4%	84.9%

Capital Expenditures
Maintenance and recurring capital expenditures	$14,445	$7,113	$3,989	$2,683	$19,054
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	978	444	250	1,149	1,049
Second generation tenant improvements and leasing commissions	19,211	10,603	6,273	1,893	3,925
Share of second generation tenant improvements and leasing commissions from unconsolidated real estate ventures	1,202	963	545	372	902
Recurring capital expenditures and second generation tenant improvements and leasing commissions	35,836	19,123	11,057	6,097	24,930
First generation tenant improvements and leasing commissions	8,215	4,443	6,676	4,185	7,584
Share of first generation tenant improvements and leasing commissions from unconsolidated real estate ventures	17	169	1,391	995	1,285
Non-recurring capital expenditures	15,375	2,895	3,765	3,366	3,593
Share of non-recurring capital expenditures from unconsolidated joint ventures	112	300	142	620	1,029
Non-recurring capital expenditures	23,719	7,807	11,974	9,166	13,491
Total JBG SMITH Share of Capital Expenditures	$59,555	$26,930	$23,031	$15,263	$38,421
_______________

Note: FFO attributable to operating partnership common units and common shareholders for prior periods has been restated in compliance with the definition established by NAREIT in the NARIET FFO White Paper - 2018 Restatement issued in 2018.

(1)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs, and severance costs), costs related to the pursuit of Amazon HQ2, and costs related to other completed, potential and pursued transactions.

(2)
Related to our investment in the real estate venture that owns 1101 17th Street. In Q2 2018, the mortgage loan payable that was collateralized by 1101 17th Street was refinanced eliminating the principal guaranty provisions that had been included in the prior loan. At the time of refinancing, distributions and our share of the cumulative earnings of the venture exceeded our investment in the venture by $5.4 million, which resulted in a negative investment balance. After the elimination of the principal guaranty provisions in the prior mortgage loan, we recognized the $5.4 million negative investment balance as income within “Income from unconsolidated real estate ventures, net” in our statements of operations in Q2 2018, which results in a zero investment balance in the real estate venture that owns 1101 17th Street in our balance sheet as of December 31, 2018. We have also suspended the equity method of accounting for this venture and recognized as income in Q3 2018 and Q4 2018, $890,000 and $7.4 million related to cash distributions.

(3)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.

(4)
The fourth quarter decline in FAD available to the Operating Partnership Units was attributable to a significant increase in second generation tenant improvements and leasing commissions from the early renewal of several leases during the quarter and an increase in recurring capital expenditures, which is consistent with historical seasonality trends.

(5)	In December 2018, our Board of Trustees declared regular quarterly dividends of $0.225 per common share and a special dividend of $0.10 per common share, both of which were paid in January 2019.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands	Three Months Ended
	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017

Net income (loss) attributable to common shareholders	$710	$22,830	$20,574	$(4,190)	$(16,418)
Add:
Depreciation and amortization expense	67,556	46,603	48,117	49,160	51,933
General and administrative expense:
Corporate and other	8,512	12,415	12,651	12,711	11,595
Third-party real estate services	25,274	20,754	21,189	22,609	21,557
Share-based compensation related to Formation Transaction and special equity awards	9,118	8,387	9,097	9,428	14,806
Transaction and other costs	15,572	4,126	3,787	4,221	12,566
Interest expense	18,184	18,979	18,027	19,257	14,328
Loss on extinguishment of debt	617	79	4,457	—	12
Reduction of gain on bargain purchase	—	—	7,606	—	3,395
Income tax expense (benefit)	698	(841)	313	(908)	(9,595)
Net (income) loss attributable to redeemable noncontrolling interests	178	3,552	3,574	(594)	(2,331)
Less:
Third-party real estate services, including reimbursements	26,421	23,788	24,160	24,330	24,355
Other income	1,454	1,708	2,080	1,116	1,466
Income (loss) from unconsolidated real estate ventures, net	23,991	13,484	3,836	(1,902)	(2,778)
Interest and other income, net	9,991	4,091	513	573	422
Gain on sale of real estate	6,394	11,938	33,396	455	—
Net (income) loss attributable to noncontrolling interests	(106)	—	125	2	3
Consolidated NOI	78,274	81,875	85,282	87,120	78,380
Proportionate NOI attributable to unconsolidated real estate ventures	8,847	9,722	9,011	9,207	8,644
Non-cash rent adjustments (1)	(6,691)	(1,369)	(1,237)	(1,096)	887
Other adjustments (2)	5,110	4,897	5,627	1,889	7,064
Total adjustments	7,266	13,250	13,401	10,000	16,595
NOI	$85,540	$95,125	$98,683	$97,120	$94,975
Non-same store NOI (3)	8,742	20,910	24,449	21,419	19,205
Same store NOI (4)	$76,798	$74,215	$74,234	$75,701	$75,770

___________________

Note: NOI, non-same store NOI and same store NOI are presented as originally reported in the respective quarter.

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.

(2)
Adjustment to include other income and payments associated with assumed lease liabilities related to operating properties, and exclude incidental income generated by development assets and commercial lease termination revenue. Includes property management fees of $4.1 million, $4.2 million, $4.0 million, $4.3 million and $4.2 million for the three months ended Q4 2018, Q3 2018, Q2 2018, Q1 2018 and Q4 2017.

(3)
Includes the results for properties that were not owned, operated and in service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

(4)
Includes the results of the properties that are owned, operated and in service for the entirety of both periods being compared except for properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)